Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PSAV HOLDINGS LLC,

A DELAWARE LIMITED LIABILITY COMPANY

Dated as of January 24, 2014

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, OFFERED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

SUCH UNITS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH UNITS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER.

-i-

-ii-

-iii-

Schedules

Schedule I – Members and Units
Schedule II – Capital Contributions
Schedule III – Management Members

Exhibits

Exhibit A – Form of Spousal Consent
Exhibit B – Form of Management Incentive Plan

-iv-

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PSAV HOLDINGS LLC

A DELAWARE LIMITED LIABILITY COMPANY

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC (the “Company”), dated as of January 24, 2014, by and among Broad Street Principal Investments, L.L.C. (“BSPI”), Bridge Street 2013 Holdings, L.P. (“Bridge Street”) and MBD 2013 Holdings, L.P. (“MBD” collectively with BSPI and Bridge Street, the “GS Investor Group”), Olympus Growth Fund VI, L.P. (“Olympus”, each of the GS Investor Group and Olympus, a “Majority Investor”, and collectively, the “Majority Investors” as such term is further defined in Article I), J. Michael McIlwain, Skylar Cunningham, James Markowitz, John Rissi, Ali Vafa, Steve Lipa, Brian Lagestee, Annette Moody, Gregory Van Dyke, Patrick Enright, Michael J. Stengel, Craig Hill, Steve Oliver, Race Street Funding LLC (“FS I”), FS Investment Corporation II (“FS II” and, collectively with FS I, “FS”), and the other members set forth from time to time on Schedule I as members (collectively, the “Members”).

W I T N E S S E T H :

WHEREAS, BSPI formed the Company as a Delaware corporation pursuant to the Delaware General Corporation Law (8 Del. C., et seq.), as amended from time to time (the “DGCL”), by filing a Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware;

WHEREAS, BSPI converted the Company from a Delaware corporation to a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18, et seq.), as amended from time to time (the “Act”), by filing a Certificate of Conversion and Certificate of Formation with the Office of the Secretary of the State of Delaware and entering into a Limited Liability Company Agreement, dated as of November 14, 2013 (the “Initial Agreement”);

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of November 15, 2013 (the “Purchase Agreement”), by and among PSAV Acquisition Corp., an indirect wholly-owned Subsidiary of the Company (“Buyer”), and AVSC Holding LLC, Buyer will purchase the outstanding equity interests (other than those contributed to Buyer by certain management of the Company) of AVSC Holding Corp. (“AVSC”);

WHEREAS, immediately subsequent to the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), Buyer will merge into AVSC, with AVSC as the surviving entity;

WHEREAS, certain Management Members entered into a Rollover Agreement with PSAV Intermediate Corp. (“Intermediate Corp.”) pursuant to which such Management Members contributed all of their equity interests in AVSC to Intermediate Corp. in exchange for the issuance by Intermediate Corp. of shares of common stock of Intermediate Corp. to such Management Members (the “Rollover”);

WHEREAS, immediately subsequent to the Rollover but prior to the Closing, such Management Members entered into a Contribution and Exchange Agreement with the Company pursuant to which the Management Members contributed all of their equity interests in Intermediate Corp. to the Company (the “Equity Contribution”) in exchange for the issuance by the Company of Class A Units to such Management Members;

WHEREAS, certain Management Members entered into a Subscription Agreement with the Company pursuant to which such Management Members purchased Class A Units for cash;

WHEREAS, for U.S. federal, state and local income tax per person, it is intended that (i) the Rollover be treated as a contribution pursuant to Section 351 of the Code and (ii) the Equity Contribution be treated as a transfer pursuant to Section 721 of the Code;

WHEREAS, concurrently with the Closing, certain of the Management Members will enter entered into amended and restated employment agreements with AVSC;

WHEREAS, after the date hereof, the Company intends to make awards of Class B Units to certain of the Management Members and certain other members of management of AVSC pursuant to Award Agreements entered into in connection with the Incentive Plan;

WHEREAS, the Members wish to effect (i) the amendment and restatement of the Initial Agreement, (ii) the admission of the additional Members, and (iii) the continued operation of the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms have the meanings set forth below:

“Act” has the meaning set forth in the Recitals.

“Additional Capital Contribution” means, with respect to each Member, any amount contributed by such Member to the Company in excess of the Initial Capital Contribution of such Member.

“Additional Member” has the meaning set forth in Section 3.02(a).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise; provided, that no Member shall be deemed an Affiliate of any other Member by reason of an investment in, or holding Units of, the Company.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, including all exhibits and schedules hereto, as it may be amended or restated from time to time.

“Annual Audited Financial Statements” has the meaning set forth in Section 7.01(b)(i).

“Annual Budget” has the meaning set forth in Section 4.02(a)(ii).

“Applicable Contract” has the meaning set forth in Section 13.22(b)(i).

“AVSC” has the meaning set forth in the Recitals hereof.

“Award Agreement” means an agreement between the Company and a Management Member providing for a grant of Class B Units.

“Bankruptcy” of a Member means (a) the filing by a Member of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other Federal or state insolvency law, or a Member’s filing an answer consenting to or acquiescing in any such petition, (b) the making by a Member of any Transfer for the benefit of its creditors or (c) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Member, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such sixty (60) day period.

“BHC Act” means the United States Bank Holding Company Act of 1956, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

“Board of Managers” has the meaning set forth in Section 4.01(a).

“Book Item” has the meaning set forth in Section 6.05(a)(i).

“Bridge Street” has the meaning set forth in the Recitals hereof.

“Broad Street Managers” has the meaning set forth in Section 4.01(a)(i).

“BSPI” has the meaning set forth in the Recitals hereof.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by applicable law to close.

“Call Notice Date” has the meaning set forth in Section 3.06(a)(iii).

“Capital Account” has the meaning set forth in Section 3.12.

“Capital Contribution(s)” means, (i) with respect to the Class A Units issued to each Management Member in connection with the Equity Contribution made thereby, the aggregate amount set forth opposite each such Management Member’s name on Schedule II and (ii) with respect to any Member in circumstances other than those described in the preceding clause (i), the aggregate amount of money or Gross Asset Value of property contributed to the Company by such Member (or its predecessors in interest) with respect to the Equity Securities held by such Member as set forth opposite such Member’s name on Schedule II, as such Schedule II may be updated from time to time by the Board of Managers to reflect Additional Capital Contributions.

“Cause” shall, with respect to a Management Member, have the meaning ascribed to such term in the employment agreement between such Management Member and the Company, or, if not defined therein, shall mean that such Management Member (i) is convicted of, indicted for, or pleads guilty or no contest to, a felony or a crime involving moral turpitude; (ii) commits fraud, misappropriates funds, embezzles or engages in any act or acts of material dishonesty involving the Company or any of its Subsidiaries, or materially breaches his fiduciary duties; (iii) exhibits habitual drunkenness or substance abuse; (iv) commits any material violation of any state or federal laws relating to the workplace environment; (v) fails to perform his material duties, other than by reason of incapacity, and does not cure such failure; (vi) commits willful misconduct in the performance of his duties to the Company or any of its Subsidiaries that has or could reasonably be expected to have an adverse effect on the Company or any of its Subsidiaries (including their reputation); or (vii) materially breaches any provision of his employment agreement (or any other agreement with the Company or any of its Subsidiaries) and does not cure such breach.

“Certificate” means the Certificate of Formation as filed with the Secretary of State of the State of Delaware pursuant to the Act as set forth in the Recitals hereof, as it may be amended or restated from time to time.

“Chairman of the Board” has the meaning set forth in Section 4.01(a)(ii).

“Change of Control” means (a) any transaction or series of related transactions, whether or not the Company is a party thereto (excluding equity issuances by the Company), in which, after giving effect to such transaction or transactions, in excess of fifty percent (50%) of the Class A Units are owned directly or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than the Majority Investors and their Permitted Transferees, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries) to one or more purchasers other than the Members or their Affiliates.

“Change in Law” means the occurrence of any of the following: (i) the adoption of any law, rule, regulation, treaty or related guidance, (ii) any change in, or change in interpretation of, any law, rule, regulation or treaty or (iii) the making, issuance, modification, amendment or change in interpretation of any rule, guidance, policy statement or directive (whether or not having the force of law), in each case of clauses (i), (ii) and (iii), by any governmental, regulatory or similar authority that is applicable to a Majority Investor or its Affiliates (whether or not issued publicly to the banking industry generally or delivered to the Majority Investor or its Affiliates privately) including the BHC Act and the Dodd-Frank Act.

“Class A Member” means a Member holding Class A Units.

“Class A Units” means a Unit having the rights and obligations specified with respect to a Class A Unit in this Agreement.

“Class A Units Tag-Along Price” means, for each Class A Unit, the aggregate consideration to be paid in such Tag-Along Sale divided by the number of Class A Units proposed to be transferred in such Tag-Along Sale.

“Class B Members” means a Member holding Class B Units.

“Class B Tag-Along Price” means, for each Vested Class B Unit (including any Class B Units that will become vested as a result of such Tag-Along Sale), the aggregate amount that would be distributed with respect to such Vested Class B Unit in accordance with Section 5.02 (on an as converted basis pursuant to Section 8.04(e)) if the aggregate amount to be distributed to all Members pursuant to Section 5.02 was equal to the implied valuation of the Company to be paid in the Tag-Along Sale (i.e., an aggregate amount that, if distributed in accordance with Section 5.02, would result in each Class A Unit receiving distributions equal to the Class A Units Tag-Along Price).

“Class B Units” means a Unit having the rights and obligations specified with respect to a Class B Unit in this Agreement.

“Closing” has the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble.

“Company Business” has the meaning set forth in Section 2.05(a).

“Company Expenses” has the meaning set forth in Section 4.03(a).

“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Compensatory Interests” has the meaning set forth in Section 3.05(c).

“Confidential Information” has the meaning set forth in Section 7.06.

“Confidentiality Affiliates” has the meaning set forth in Section 7.06.

“Control,” “Controlled” and “Controlling” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

“Cost” means (i) in the case of a Class A Unit, an amount per Unit equal to the amount of the Capital Contributions in respect of each such Unit (as adjusted for unit splits, reverse unit splits, unit dividends, combinations or the like) and (ii) in the case of Class B Units, unless otherwise determined by the Board of Managers, zero (-0-).

“Damages” has the meaning set forth in Section 8.15.

“Demand Maximum Offering Size” has the meaning set forth in Section 8.10(d).

“Demand Registration” has the meaning set forth in Section 8.10(a).

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such Fiscal Year, except that (a) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year and which difference is being eliminated by use of the “remedial method” as defined by Regulations Section 1.704-3(d), Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year under the rules prescribed by Regulations Section 1.704-3(d)(2), and (b) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted tax basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

“Depreciation Recapture” has the meaning set forth in Section 6.05(a)(ii)(B).

“Distribution Threshold” means, with respect to each Class B Unit, the amount stated as the “Distribution Threshold” for such Class B Unit in the Award Agreement pursuant to which such Class B Unit was issued, which amount shall at least be equal to the aggregate amount that would be distributed in respect of all then outstanding Units if, immediately prior to the issuance of such Class B Unit, a Hypothetical Liquidation occurred, which “Distribution Threshold” the Board of Managers shall increase from time to time by the amount of cash and the fair market value of other property contributed to the capital of the Company between the date such Class B Unit was issued and the date of any distribution thereon.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and the rules and regulations promulgated and to be promulgated thereunder.

“Drag-Along Percentage” means a fraction (expressed as a percentage) the numerator of which is the number of Class A Units proposed to be sold, directly or indirectly, by the Drag-Along Sellers and the denominator of which is the total number of Class A Units held, directly or indirectly, by the Drag-Along Sellers at such time.

“Drag-Along Portion” means, with respect to any Other Member in a Drag-Along Transaction, the Drag-Along Percentage multiplied by each of (a) the number of Class A Units held by such Other Member immediately prior to such Drag-Along Transaction and (b) the number of Vested Class B Units (including any Class B Units that will become vested as a result of such Drag-Along Transaction) held by such Other Member immediately prior to such Drag-Along Transaction.

“Drag-Along Seller” has the meaning set forth in Section 8.05(a).

“Drag-Along Transaction” means (i) any Change of Control transaction or (ii) a transaction or series of related transactions proposed by Majority Investors, pursuant to which the Majority Investors propose a Transfer of more than 50% of the Class A Units then outstanding to any Third Party or Third Parties.

“Drag-Along Transaction Notice” has the meaning set forth in Section 8.05(c).

“Drag-Along Transaction Notice Period” has the meaning set forth in Section 8.05(c).

“Drag-Along Transaction Period” has the meaning set forth in Section 8.05(d).

“Drag-Along Transaction Price” has the meaning set forth in Section 8.05(c).

“Drag-Along Transferee” means any Third Party in a proposed Drag-Along Transaction.

“Employer” has the meaning set forth in Section 3.06(a).

“Equity Contribution” has the meaning set forth in the Recitals.

“Equity Securities” means (i) Units, stock or other equity interests (including other classes or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the Board of Managers, including rights, powers and/or duties different from, senior to or more favorable than existing classes and series of Units, stock and other equity interests, and including any profits interests), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units, stock or other equity interests, and (iii) warrants, options or other rights to purchase or otherwise acquire Units, stock or other equity interests. Unless the context otherwise indicates, the term “Equity Securities” refers to Equity Securities of the Company.

“Excess Units” has the meaning set forth in Section 3.02(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, with respect to any of the Equity Securities as of any date of determination, the fair market value of such Equity Securities, based on the Company continuing as a going concern, as determined by the Board of Managers in good faith assuming a Hypothetical Liquidation and that all outstanding Class B Units have vested. In determining the fair market value of the Equity Securities under these assumptions, such Board of Managers shall further assume that the sale of all of the assets of the Company and its Subsidiaries shall be to an independent willing buyer in an arm’s-length transaction (i.e., neither seller nor buyer is under any compulsion to buy or sell). For the avoidance of doubt, since such determination will be made on the basis of a Hypothetical Liquidation, “Fair Market Value” will not take into account any discount for a minority interest or illiquidity of the Equity Securities nor any control premium. If the Board of Managers determines a valuation range, then the “Fair Market Value” shall be deemed to be the midpoint of the valuation range determined by the Board of Managers.

“Family Member” means, with respect to any Person who is an individual, any spouse or lineal descendants (including adoptive relationships).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fiscal Year” has the meaning set forth in Section 2.08.

“FMV Calculation Date” means, with respect to the application of the provisions of Section 3.06 to a Terminated Management Employee, the Call Notice Date.

“FMV Determination Price” has the meaning set forth in Section 4.11(b).

“FMV Purchase” has the meaning set forth in Section 4.11.

“FMV Purchase Notice” has the meaning set forth in Section 4.11.

“Forced Sale” has the meaning set forth in Section 4.11.

“Forced Sale or FMV Purchase Notice” has the meaning set forth in Section 4.11.

“Forced Sale Notice” has the meaning set forth in Section 4.11.

“FS” means, collectively, FS I, FS II and their Permitted Transferees.

“Fully Participating Member” has the meaning set forth in Section 3.02(d).

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time.

“Goldman Sachs” means Goldman, Sachs & Co.

“Governmental Authority” means any federal, state, local or foreign governmental authority, department, commission, board, bureau, agency, court, instrumentality or judicial or regulatory body or entity.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a) the Gross Asset Value of any asset contributed by a Member to the Company is the gross fair market value of such asset as determined by the Board of Managers at the time of contribution;

(b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Managers, as of the following times: (i) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Board of Managers; and

(d) the Gross Asset Values of all Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)

and clause (f) of the definition of “Net Income” and “Net Loss” or Section 6.03(f); provided, however, that such Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent the Board of Managers reasonably determines that an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph.

If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Net Income or Net Loss.

“GS Investor Group” has the meaning set forth in the Recitals hereof.

“GSO” means GSO Capital Partners, LP.

“Hypothetical Liquidation” means, as of any date, a hypothetical liquidation of the Company as of such date, assuming that (i) a sale of all the assets of the Company as a going concern occurs at prices equal to their respective fair market values, and (ii) the net proceeds of such sale are distributed to the Members pursuant to Section 5.02, and after payment of all actual Company indebtedness, and any other liabilities related to the Company’s assets, limited, in the case of the hypothetical payment of non-recourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities.

“Incentive Plan” means the Company’s 2014 Management Incentive Plan in the form attached hereto as Exhibit B, to be adopted concurrently with the Closing, as the same may be amended, modified or supplemented, subject to Section 4.02(a)(xvi).

“Indemnified Party” has the meaning set forth in Section 4.05(a).

“Indemnifying Party” has the meaning set forth in Section 8.17.

“Indemnity Obligations” has the meaning set forth in Section 4.06.

“Initial Agreement” has the meaning set forth in the Recitals.

“Initial Capital Contributions” has the meaning set forth in Section 3.01.

“Initial Public Offering” means any initial underwritten sale of common stock or other Equity Securities of the IPO Issuer, the Company, any of its Subsidiaries or any Person that holds, directly or indirectly, all of the Equity Securities or assets of the IPO Issuer or the Company, pursuant to an effective Registration Statement under the Securities Act filed with the Commission on Form S-1 (or a successor form) after which sale such common stock or other Equity Securities are (a) listed on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association and (b) registered under the Exchange Act.

“Initiating Investor” has the meaning set forth in Section 4.11.

“Inspectors” has the meaning set forth in Section 8.14(g).

“Interests” means, with respect to a Member, all interest of such Member in the Company, including, subject to the terms and conditions of this Agreement, such Member’s right (based on the class of Unit or Units held by such Member), as and if applicable, (i) to a distributive share of profits, losses and other items of income, gain, loss, deduction and credits of the Company, (ii) to distributions pursuant to Section 5.02, (iii) to a distributive share of the assets of the Company pursuant to Section 9.03 and (iv) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Act (including the right to appoint Managers pursuant to Section 4.01(a)). Interests shall be represented exclusively by Units.

“International Trade Laws” has the meaning set forth in Section 13.22(a)(i).

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Bank” has the meaning set forth in Section 4.11(a).

“IPO Indemnified Parties” has the meaning set forth in Section 8.15.

“IPO Issuer” has the meaning set forth in Section 8.09.

“Issuance Notice” has the meaning set forth in Section 3.02(b).

“Lender” has the meaning set forth in Section 13.15.

“Liquidator” has the meaning set forth in Section 9.03(b).

“Majority Investors” has the meaning set forth in the Recitals hereof. For purposes of clarity, there are two Majority Investors: the GS Investor Group, which shall collectively be deemed a “Majority Investor,” and Olympus. Any determination, appointment, designation, consent or approval to be made, given or withheld by the GS Investor Group in its capacity as a Majority Investor under this Agreement shall be made, given or withheld by BSPI and any determination, appointment, designation, consent or approval to be made, given or withheld by the Majority Investors under this Agreement shall be made, given or withheld by Olympus and BSPI.

“Majority Investor Parties” has the meaning set forth in Section 4.06.

“Management Advisory Services Agreement” means that certain agreement among Goldman Sachs, Olympus Advisors LLC, the Company and certain Subsidiaries of the Company, dated as of the date hereof, pursuant to which Goldman Sachs and Olympus Advisors LLC provide monitoring, advisory or similar services to the Company and its Subsidiaries.

“Management Member” means (i) J. Michael McIlwain, Skylar Cunningham, James Markowitz, John Rissi, Ali Vafa, Steve Lipa, Brian Lagestee, Annette Moody, Gregory Van Dyke, Patrick Enright, Michael J. Stengel, Craig Hill and Steve Oliver and their Permitted

Transferees and (ii) any Member who is, or was, at any time an employee, officer, manager, director or consultant of, or other Person rendering Service to, the Company or any of its Subsidiaries and is designated a Management Member by the Board of Managers and their Permitted Transferees. The list of Management Members shall be reflected on Schedule III (as such Schedule may be updated from time to time pursuant to Section 4.02(d)).

“Management Units” means any Units and any other Equity Securities held by any Management Member.

“Manager” has the meaning set forth in Section 4.01.

“MBD” has the meaning set forth in the Recitals hereof.

“Member Loan” has the meaning set forth in Section 3.11.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Members” has the meaning set forth in the Preamble.

“Net Income” and “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments (without duplication):

(e) any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be added to such income or loss;

(f) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss, shall be subtracted from such taxable income or loss;

(g) in the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (b) or (c) of the definition of “Gross Asset Value”, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(h) gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(i) in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation”;

(j) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(k) any items which are specially allocated pursuant to the provisions of Section 6.03 shall not be taken into account in computing Net Income or Net Loss.

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Offered Securities” has the meaning set forth in Section 8.04(b).

“Olympus” has the meaning set forth in the Recitals hereof.

“Olympus Managers” has the meaning set forth in Section 4.01(a)(i).

“Other Members” has the meaning set forth in Section 8.05(a).

“Percentage Interest” of any Member at any time means a fraction, expressed as a percentage, the numerator of which is the aggregate number of Class A Units held by such Member at such time, and the denominator of which is the aggregate number of Class A Units held by all Members at such time.

“Permitted Transferee” means, (i) with respect to any Majority Investor, (x) any Affiliate of such Majority Investor or (y) any passive Person, vehicle, account or fund that is managed, sponsored or advised by, pursuant to the terms of the Investment Advisers Act, such Majority Investor or any Affiliate thereof, so long as the decision-making control with respect to such Interests after such Transfer to such passive Person, vehicle, account or fund remains with such Majority Investor or any Affiliate thereof, (ii) with respect to FS, GSO and any Affiliate of FS or GSO and (iii) with respect to any Member who is an individual, (A) in the event of such Member’s death, such Member’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (B) a trust, the beneficiaries of which include only such Member and the spouse and lineal descendants of such Member and pursuant to which the Member retains all of the voting interest in the Company, (C) a charitable trust pursuant to which the Member retains all of the voting interests in the Company, or (D) a closely held company with respect to which the Member together with the Member’s immediate family holds 100% of the beneficial interests.

“Person” means any individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority and, where the context so permits, the legal representatives, successors in interest and permitted assigns of such Person.

“Piggyback Maximum Offering Size” has the meaning set forth in Section 8.11(b).

“Piggyback Registration” has the meaning set forth in Section 8.11(a).

“Preemptive Units” has the meaning set forth in Section 3.02(b).

“Proceeding” means an investigation, action, suit, arbitration or other proceeding, whether civil or criminal.

“Proposed Rules” has the meaning set forth in Section 3.05(c).

“Public Offering” means a public offering and sale of Interests for cash pursuant to an effective registration statement under the Securities Act.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Qualifying Member” means each Member holding Class A Units (other than a Tag-Along Seller) and each Member holding Vested Class B Units.

“Records” has the meaning set forth in Section 8.14(g).

“Registering Member” shall mean any Member holding Registrable Equity Securities covered by a Registration Statement.

“Registrable Equity Securities” shall mean, at any time, any equity securities (other than non-participating, non-convertible preferred stock) of the IPO Issuer held by any Majority Investor, FS, Management Member or any of their respective Permitted Transferees; provided, that Registrable Equity Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (ii) which have been sold or are eligible to be sold or distributed pursuant to Rule 144 or Rule 145 without limitation as to time and volume, or (iii) which have been registered for resale pursuant to an effective Registration Statement on a Form S-8 (or any successor or similar form); and provided, further, that, for the avoidance of doubt, all Registrable Securities held by the Majority Investors, FS or Management Member shall remain subject to Sections 3.06 and 8.02 of this Agreement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the IPO Issuer (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the IPO Issuer and customary fees and expenses for independent certified public accountants retained by the IPO Issuer (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Section 8.14(h) hereof), (vii) fees and expenses of any special experts retained by the IPO Issuer in connection with such registration, (viii) reasonable fees and expenses of any counsel to the Majority Investors (ix) fees and expenses in connection with any review of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Equity Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Equity Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Equity Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Equity Securities, including expenses relating to any presentations to rating agencies, and (xv) all other costs and expenses incurred by the IPO Issuer or its officers in connection with their compliance with Section 8.09 through Section 8.21 hereof.

“Registration Statement” shall mean any registration statement of the IPO Issuer, under the Securities Act which permits the public offering of any of the Registrable Equity Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulations” means the Income Tax Regulations promulgated under the Code, as amended.

“Regulatory Event Notice” has the meaning set forth in Section 8.22(a).

“Regulatory Transfer” means the Transfer by a Majority Investor of Class A Units or other Equity Securities to the extent required to (i) bring such Majority Investor or its Affiliates into compliance (or into anticipated prospective compliance) with a Change in Law, provided that such requirement shall be supported by the advice of legal counsel or (ii) materially reduce or eliminate the impact on, or applicability to, the Majority Investor of any bank regulatory or other regulatory restrictions that might otherwise be imposed upon such Majority Investor or its

Affiliates as a result of the Majority Investor’s or its Affiliates’ status as a bank holding company or a financial holding company under the BHC Act or the Dodd-Frank Act and would reasonably be expected to have a material and adverse impact on such Majority Investor or its Affiliates; provided that, in respect of this sub-clause (ii), such Majority Investor shall have attempted in good faith, using commercially reasonable efforts, to restructure its ownership interest in the Company prior to such Regulatory Transfer to address such bank regulatory or other regulatory restrictions such that it would not reasonably be expected to have a material and adverse impact on the Majority Investor or its Affiliates.

“Responding Investor” has the meaning set forth in Section 4.11.

“ROFO Notice” has the meaning set forth in Section 8.01(g)(i).

“ROFO Offeree” has the meaning set forth in Section 8.01(g).

“ROFO Offeror” has the meaning set forth in Section 8.01(g).

“ROFO Price” has the meaning set forth in Section 8.01(g)(i).

“ROFO Purchase Notice” has the meaning set forth in Section 8.01(g)(ii).

“Rollover” has the meaning set forth in the Recitals hereof.

“Roll-Up Transaction” has the meaning set forth in Section 8.09.

“Safe Harbor Election” has the meaning set forth in Section 3.05(c).

“Sale of the Company” means any transaction pursuant to which a Third Party transferee or a group of Third Party transferees acquires (i) all or substantially all of the Interests (whether by merger, consolidation, sale, transfer or exchange of the Company’s Interests) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Section 13(r)” has the meaning set forth in Section 13.22(a)(ii).

“Section 704(c) Allocations” has the meaning set forth in Section 6.05(b).

“Securities” means securities of every kind and nature, including stock, interests, notes, bonds, evidences of indebtedness, options to acquire any of the foregoing, and other business interests of every type, including interests in any Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Service” means provision of services as an employee, officer, manager, director or consultant, to or for the benefit of the Company, including through the provision of services to any of the Subsidiaries.

“Shelf Registration” has the meaning set forth in Section 8.12(a).

“Shelf Request” has the meaning set forth in Section 8.12(a).

“Spousal Consent” has the meaning set forth in Section 13.03.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least twenty-five percent (25%) of the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

“Subsidiary Securities” means equity securities of a Subsidiary of the Company, including any security, convertible security, exercisable warrant, option or other similar instrument conveying rights with respect to equity securities a Subsidiary of the Company.

“Substituted Member” has the meaning set forth in Section 8.02.

“Tag-Along Conversion Ratio” means the quotient obtained by dividing the Class B Tag-Along Price by the Class A Units Tag-Along Price.

“Tag-Along Notice” has the meaning set forth in Section 8.04(a).

“Tag-Along Notice Period” has the meaning set forth in Section 8.04(c).

“Tag-Along Offer” has the meaning set forth in Section 8.04(a).

“Tag-Along Offeree” means a Qualifying Member that has received a Tag-Along Notice.

“Tag-Along Portion” means, for any Tag-Along Seller or Tagging Person in a Tag-Along Sale, that number of Class A Units equal to the product of (i) the total number of Class A Units to be sold in the Tag-Along Sale (assuming the conversion of all Vested Class B Units in accordance with Section 8.04(e)), and (ii) such Tag-Along Seller’s or Tagging Person’s Percentage Interest (assuming the conversion of all Vested Class B Units in accordance with Section 8.04(e)).

“Tag-Along Price” has the meaning set forth in Section 8.04(b).

“Tag-Along Purchaser” has the meaning set forth in Section 8.04(a).

“Tag-Along Response Notice” has the meaning set forth in Section 8.04(c).

“Tag-Along Right” has the meaning set forth in Section 8.04(c).

“Tag-Along Sale” has the meaning set forth in Section 8.04(a).

“Tag-Along Sale Percentage” has the meaning set forth in Section 8.04(b).

“Tag-Along Seller” has the meaning set forth in Section 8.04(a).

“Tagging Persons” has the meaning set forth in Section 8.04(c).

“Tax Amount” means the excess of (a) the product of (i) the Board of Managers’ estimate of taxable income allocated to a Member (excluding taxable income and gain attributable to Section 704(c) Allocations) for the Fiscal Year through the end of the month in which such distribution is made, multiplied by (ii) the highest marginal federal, state and local income tax rate applicable to the Member calculated taking into account the character of any income and any deductions and credits allocated to such Member (assuming that the Member is subject to the highest marginal federal and state income tax rate applicable to (x) individuals resident in New York, if the Member is an individual or a pass through entity ultimately owned by individuals (in which case, the highest marginal tax rate of such Member shall be increased by the highest marginal state income or gross receipts tax rate applicable to the respective pass through entity) or (y) corporations resident in New York), in effect for the Fiscal Year of the distribution assuming the Member’s sole assets are Units, over (b) the amount of distributions previously made to such Member pursuant to Section 5.02 during the Fiscal Year.

“Tax Distribution” has the meaning set forth in Section 5.03.

“Tax Matters Partner” has the meaning set forth in Section 7.03.

“Terminated Management Employee” has the meaning set forth in Section 3.06(a).

“Termination Date” has the meaning set forth in Section 3.06(a).

“Termination Event” has the meaning set forth in Section 3.06(a).

“Termination Price” has the meaning set forth in Section 3.06(a).

“Termination Securities” has the meaning set forth in Section 3.06(a).

“Third Party” means a prospective purchaser (other than a Majority Investor and any Permitted Transferee) of Equity Securities in a bona fide arm’s-length transaction.

“Transfer” means, with respect to any Equity Securities, every absolute or conditional method of transferring a legal or equitable, record or beneficial, direct or indirect ownership (including the granting of an option or other right, or through the transfer of capital stock of any Person that holds, or Controls any Person that holds an interest) of a Member’s interest in the Company, or a part thereof, whether voluntarily, involuntarily, or by operation of law (including a change in beneficiaries or trustees of a trust) and including directly or indirectly (including through one or more transfers) selling, exchanging, assigning, transferring, conveying, giving away, pledging, mortgaging, or otherwise create, incur or assume any encumbrance with respect to, such interest; provided, however, that a Transfer shall not include any direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, conveyance, gift, pledge, mortgage or other disposition (a) of an interest in The Goldman Sachs Group, Inc., including the grant of an option or other right, whether voluntarily, involuntarily or by operation of law; (b) of a limited partnership interest in Olympus or any membership interest in OGP VI, LLC, including the grant of an option or other right, whether voluntarily, involuntarily or by operation of law; or (c) of an interest in FS Investment Corporation or FS II, including the grant of an option or other right, whether voluntarily, involuntarily or by operation of law.

“Underwritten Shelf Take-down” has the meaning set forth in Section 8.12(b).

“Units” means a unit of a Member in the Company representing the Interests of such Member and shall include Class A Units and Class B Units; provided that any class of Units issued shall have the relative rights, powers and obligations set forth in this Agreement.

“Unreturned Capital Contributions” means, with respect to any Member and as of any time of determination, an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made by such Member over (ii) the aggregate amount of distributions made to such Member pursuant to Section 5.02(a).

“Unvested Class B Units” means any Class B Units that are not Vested Class B Units.

“Vested Class B Units” are Class B Units that have vested in accordance with the vesting criteria set forth in the Award Agreement applicable to such Class B Units.

“Withdrawing Holders” has the meaning set forth in Section 8.13(c).

ARTICLE II

ORGANIZATION

Section 2.01 Formation of the Company. The Company has previously been formed pursuant to the Act. The Initial Agreement is hereby amended and restated in its entirety, and the Company is hereby continued. The rights and liabilities of the Members shall be as provided for in the Act if not otherwise expressly provided for in this Agreement.

Section 2.02 Name. The name of the Company is “PSAV Holdings LLC”. The Company Business shall be conducted under such name or under such other names as the Board of Managers may deem appropriate in compliance with applicable law.

Section 2.03 Office; Agent for Service of Process. The address of the Company’s registered office in Delaware is c/o the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name and address of the registered agent in Delaware for service of process are the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The Board of Managers may change the registered office and the registered agent of the Company from time to time. The Company shall maintain a principal place of business and office(s) at such place or places as the Board of Managers may from time to time designate.

Section 2.04 Term. The Company commenced on the date of the filing of the Certificate, and the term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article IX or as otherwise provided by law.

Section 2.05 Purpose and Scope.

(a) The purpose and business of the Company (the “Company Business”) is to engage in any lawful business or activity for which a limited liability company may be organized under the Act.

(b) The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the Company Business and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Board of Managers pursuant to this Agreement, including pursuant to Section 2.06.

Section 2.06 Authorized Acts. In furtherance of the Company Business, but subject to any applicable provisions of this Agreement, the Board of Managers, on behalf of the Company, is hereby authorized and empowered:

(a) to do any and all things and perform any and all acts necessary or incidental to the Company Business;

(b) to enter into, and take any action under, any contract, agreement or other instrument as the Board of Managers shall determine to be necessary or desirable to further the objects and purposes of the Company, including without limitation contracts or agreements with any Member or prospective Member;

(c) to open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

(d) to hire, for usual and customary payments and expenses, consultants, brokers, attorneys, accountants and such other agents for the Company as it may deem necessary or advisable, and authorize any such agent to act for and on behalf of the Company;

(e) to incur expenses and other obligations on behalf of the Company and, to the extent that funds of the Company are available for such purpose, pay all such expenses and obligations;

(f) to borrow money, guarantee any obligation or grant a security interest in the Company’s assets, which borrowing, guarantee or security interest shall be on such terms as the Board of Managers shall determine;

(g) to bring and defend actions and proceedings at law or in equity and before any governmental, administrative or other regulatory agency, body or commission;

(h) to establish reserves for contingencies and for any other purpose of the Company;

(i) to prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company, and withhold amounts with respect thereto from funds otherwise distributable to any Member;

(j) to determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Company; and

(k) to act for and on behalf of the Company in all matters incidental to the foregoing.

Section 2.07 Admission of Members.

(a) In connection with any issuance of Units (whether on or after the date hereof), a Person shall be admitted as a Member as of such time as (i) this Agreement or a joinder hereto or counterpart hereof (together with a Spousal Consent, if applicable) is executed by or on behalf of such Person and (ii) such Person is listed as a Member of the Company on Schedule I hereto. The Members of the Company are listed on Schedule I attached hereto.

(b) The Board of Managers shall have the right to cause Schedule I to be updated from time to time as necessary to accurately reflect the information required to be included therein by virtue of any developments after the date hereof. Any revision to Schedule I made in accordance with this Section 2.07, Section 3.02 and Section 4.02(a), shall not be deemed an amendment to this Agreement for purposes of Article X and no action of any Member shall be required to amend or update Schedule I hereto. Any reference in this Agreement to Schedule I shall be deemed to be a reference to Schedule I as revised and in effect from time to time.

Section 2.08 Fiscal Year. The fiscal year (the “Fiscal Year”) of the Company shall end on the last day of each calendar year unless, for Federal income tax purposes, another Fiscal Year is required. The Company shall have the same Fiscal Year for United States Federal income tax purposes and for accounting purposes.

ARTICLE III

CONTRIBUTIONS

Section 3.01 Initial Capital Contributions. The Members have made initial Capital Contributions (the “Initial Capital Contributions”), as set forth opposite each Member’s name on Schedule II, which shall be kept with the books and records of the Company. The Board of Managers shall cause Schedule II to be updated from time to time as necessary to accurately reflect the information required to be included therein by virtue of any developments after the date hereof. Any revision to Schedule II made in accordance with this Section 3.01 shall not be deemed an amendment to this Agreement for purposes of Article X. Any reference in this Agreement to Schedule II shall be deemed to be a reference to Schedule II as revised by the Board of Managers in accordance with this Agreement and in effect from time to time.

Section 3.02 Additional Capital Contributions; Preemptive Rights; Additional Members.

(a) No Member shall be required to make any Additional Capital Contributions to the Company. In addition, no Member shall be permitted to make any Additional Capital Contributions to the Company without the consent of the Board of Managers, subject to Section 4.02(a) and the preemptive rights provided for in Sections 3.02(b) to 3.02(h). The Board of Managers, subject to the preemptive rights provided for in Sections 3.02(b) to 3.02(g), and Section 4.02(a), shall have the exclusive authority to issue Units or other Equity Securities to the Members or any new member (any such new member, an “Additional Member”) in such amounts and at a purchase price per Unit or other Equity Security as the Board of Managers shall determine. For the avoidance of doubt, such Units or other Equity Securities shall be issued to the Members pursuant to this Section 3.02(a) on the same date on which such Member makes a Capital Contribution to the Company.

(b) Prior to the consummation of an Initial Public Offering, in the event the Board of Managers determines to issue Units or other Equity Securities, or any Subsidiary of the Company intends to issue Subsidiary Securities (the foregoing collectively “Preemptive Units”), the Board of Managers shall give each of the Members that (x) is an “accredited investor” (as such term is defined in Rule 501(a) of the Securities Act) as of the time of any such proposed issuance of Preemptive Units, and (y) holds any previously issued Class A Units, written notice of such proposed issuance at least fifteen (15) Business Days prior to the proposed issuance date (an “Issuance Notice”). The Issuance Notice shall specify the number and class of Preemptive Units and the price at which such Preemptive Units are proposed to be issued and the other material terms and conditions of the issuance, including the proposed closing date. Subject to Section 3.02(g), each such Member shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, its pro rata amount of such newly issued Preemptive Units equal to (x) the number of Preemptive Units proposed to be issued, as the case may be, multiplied by (y) a fraction, the numerator of which is the number of Class A Units held by such Member and the denominator of which is equal to the sum of the Class A Units held by all Members. In the event that Subsidiary Securities are issued to the Members, or any of them, the issuer Subsidiary and the Members shall upon such issuance, amend such issuer Subsidiary’s organizational documents and/or enter into agreements with the Members receiving such Subsidiary Securities providing for substantially identical rights and obligations as are set forth in this Agreement.

(c) A Member may exercise its rights (if any) under Section 3.02(b) by delivering written notice of its election to purchase such Preemptive Units to the Board of Managers within fifteen (15) Business Days after receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number of Preemptive Units requested to be purchased by the Member submitting such notice) by such Member shall constitute a binding agreement of such Member to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of Preemptive Units specified in such Member’s notice. If, at the end of such fifteen (15) day period, any

Member has not exercised its right to purchase any of its pro rata share of such Preemptive Units, such Member shall be deemed to have waived all of its rights under Sections 3.02(b) through 3.02(g) with respect to, and only with respect to, the purchase of such Preemptive Units specified in the Issuance Notice.

(d) If any of the Members fails to exercise its preemptive rights (if any) under Sections 3.02(b) through 3.02(g), or elects to exercise such rights with respect to less than such Member’s pro rata share (as determined pursuant to Section 3.02(b), and the difference between such Member’s pro rata share and the number of Preemptive Units for which such Member exercised its preemptive rights under Sections 3.02(b) through 3.02(g), the “Excess Units”), any participating Member electing to exercise its rights with respect to its full pro rata share (a “Fully Participating Member”) shall be entitled to purchase from the Company or the applicable Subsidiary of the Company an additional number of Preemptive Units equal to the product of (i) the Excess Units and (ii) a fraction, the numerator of which is the number of Class A Units held by such Fully Participating Member, and the denominator of which is equal to the number of Class A Units held by all Fully Participating Members.

(e) The Company or the applicable Subsidiary of the Company shall have one-hundred and twenty (120) days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Preemptive Units that the applicable Members have not elected to purchase, at the same (or higher) price and upon such other terms and conditions that are not materially less favorable to the Company or the applicable Subsidiary of the Company than those specified in the Issuance Notice; provided, that, if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event to later than one-hundred and eighty (180) days after the date of the Issuance Notice. If the Board of Managers proposes to issue any Preemptive Units after such 120-day period or during such 120-day period at a lower price or on such other terms materially less favorable to the Company or the applicable Subsidiary of the Company, it shall again comply with the procedures set forth in Sections 3.02(b) to 3.02(g).

(f) The closing of any issuance of Preemptive Units to the Members pursuant to Sections 3.02(b) through 3.02(g), shall take place at the time and in the manner provided in the Issuance Notice. Neither the Company nor any Subsidiary of the Company shall be under any obligation to consummate any proposed issuance of Preemptive Units, nor shall there be any liability on the part of the Company, the Board of Managers or any Subsidiary of the Company to any Member, if the Company or the applicable Subsidiary of the Company has not consummated any proposed issuance of Preemptive Units pursuant to Sections 3.02(b) through 3.02(g) for whatever reason, except for willful misconduct or breach of this Agreement, regardless of whether the Board of Managers shall have delivered an Issuance Notice in respect of such proposed issuance.

(g) Notwithstanding the foregoing, if the Board of Managers determines, in its reasonable discretion, that it is in the best interests of the Company or the applicable

Subsidiary of the Company, for the Company or the applicable Subsidiary of the Company to issue Preemptive Units prior to offering such Preemptive Units to the Members holding previously issued Class A Units, the Company or the applicable Subsidiary of the Company may issue such Preemptive Units without first complying with the procedures of Sections 3.02(b) through 3.02(f), so long as (i) each of the Members holding previously issued Class A Units receives prompt written notice of the consummation of such sales, (ii) the Company commits (at the time of such initial sale) to make available for sale to such Members a number of Preemptive Units that would enable such Members to obtain the same pro rata ownership of the Preemptive Units as they would have obtained had they elected to exercise their preemptive rights with respect to their full pro rata share of the Preemptive Units in the initial sale of Preemptive Units, within sixty (60) days after the close of such sale on the same terms and conditions as such prior sale, and (iii) the price per Preemptive Unit shall be identical to the price per Preemptive Unit paid in such prior sale. Until the Company has fully complied with its obligations under this Section 3.02(g), including issuance of the Preemptive Units, the Company and/or the issuing Subsidiary shall not (and the Majority Investors shall cause the Company and/or the issuing Subsidiary not to) (A) issue any dividends, distributions or other payments in respect of any Equity Interests of the Company and/or the issuing Subsidiary; (B) redeem or repurchase any Equity Interests of the Company and/or the issuing Subsidiary other than redemptions or repurchases of Equity Interests held by Management Members pursuant to agreements between such Management Members and the Company and/or the issuing Subsidiary; (C) consummate a Change of Control or Sale of the Company; or (D) liquidate, dissolve or wind up.

(h) The preemptive rights under Sections 3.02(b) through Section 3.02(g) shall not apply to (i) issuances or sales of Equity Securities (including Class A Units or Class B Units) to employees, officers, managers, directors or consultants of the Company or any of its Subsidiaries pursuant to employee benefit, incentive (including the Incentive Plan), compensation or similar plans or arrangements of the Company approved in accordance with Article IV hereof, (ii) securities distributed in accordance with Section 5.02, (iii) issuances or sales (A) in the Initial Public Offering, or (B) to Third Parties as consideration for a merger of the Company or any of its Subsidiaries with or into another Person, or a bona fide acquisition by the Company or any of its Subsidiaries of another Person or substantially all the assets of another Person, (iv) issuances of Equity Securities to a Third Party as a bona-fide “equity kicker” to a lender in connection with a third party debt financing, or (v) issuances of Equity Securities to a Third Party in connection with a joint venture or strategic alliance with another Person; provided that the transactions described in clauses (i)-(v) of this Section 3.02(h) shall remain subject to the approval requirements set forth in Section 4.02(a).

(i) Each Additional Member shall execute and deliver a written instrument satisfactory to the Board of Managers, whereby such Additional Member shall become a party to this Agreement, as well as any other documents required by the Board of Managers (which shall include, in respect of each Additional Member that is designated as a Management Member, a restrictive covenant agreement as determined by the Board of Managers). Upon execution and delivery of a joinder to or counterpart of this Agreement and acceptance thereof by the Board of Managers, such Person shall be admitted as a Member. Each such Additional Member shall thereafter be entitled to all the rights and subject to all the obligations of a Member as set forth herein.

Section 3.03 Interest Payments. No interest shall be paid to any Member on any Capital Contributions. All Capital Contributions shall be denominated and payable in U.S. dollars.

Section 3.04 Ownership and Issuance of Units. The Company shall create and maintain a ledger in its books and records and attached hereto as Schedule I, setting forth the name and address of each Member, the number of each class of Units held of record by each such Member, the date and amount of the Capital Contributions made with respect to each class or series of Units and the Distribution Threshold of the applicable Class B Units. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a transfer of Units, a cancellation of Units or otherwise), the Board of Managers shall amend and update Schedule I, which amendment shall not require the consent of any Person other than the Board of Managers. Absent manifest error, the ownership interests recorded on Schedule I shall be conclusive record of (x) the Units that have been issued and are outstanding and (y) the other information required to be set forth thereon. Any reference in this Agreement to Schedule I shall be deemed a reference to Schedule I as amended and in effect from time to time.

(a) The Company has issued Class A Units to each Class A Member in respect of the Interest of such Member. Schedule I sets forth a list of all of the Class A Members.

(b) The Company has issued Class B Units to each Class B Member in respect of the Interest of such Member. Schedule I sets forth a list of all of the Class B Members.

(c) Subject to Section 3.02, Section 4.02(a) and the limit set forth in the Incentive Plan, the Board of Managers may issue an unlimited number of Units or other Equity Securities.

Section 3.05 Vesting of Class B Units; Profits Interests.

(a) Each Management Member shall vest in his or her Class B Units as provided in the applicable Award Agreement pertaining to the granting of any Class B Units under the Incentive Plan.

(b) The Company and each Member agree to treat each Class B Unit as a separate “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343. Distributions to each Class B Member (including any additional Class B Member admitted after the date hereof, if any) in respect of such Class B Units pursuant to Section 5.02 hereof shall be limited to the extent necessary so that the Class B Units qualify as a “profits interest” under Rev. Proc. 93-27, and this Agreement shall be interpreted accordingly. In the event that distributions to a Member pursuant to Section 5.02 hereof shall be limited solely as a result of the preceding sentence of this Section 3.05(b), the Board of Managers is authorized to adjust future distributions to the Members in its reasonable discretion so that, after such adjustments are made, each Member receives, to the maximum extent possible, an amount of distributions equal to the amount of distributions such Member would have received were such sentence not part of this Agreement. Additionally, in accordance with Rev. Proc. 2001-43, 2001-2 C.B. 191, the Company shall treat a Member holding a Class B Unit as the owner of such profits interest from the date it is granted, and shall file its IRS form 1065, and issue appropriate Schedule K-1s to such Member, allocating to such Member its distributive share of all items of income, gain, loss, deduction and credit associated with such Class B Unit as if it were fully vested. Each Class B Member agrees to take into account such distributive share in computing its federal income tax liability for the entire period during which it holds the Class B Unit. The Company and each Member agree not to claim a deduction (as wages, compensation or otherwise) for the fair market value of such Class B Unit issued to a Class B Member, either at the time of grant of the Class B Unit or at the time the Class B Unit becomes substantially vested. The undertakings contained in this Section 3.05(b) shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. The Distribution Threshold applicable to any Class B Unit issued by the Company shall be specified by the Board of Managers at the time of such issuance and shall be determined so as to cause the Class B Unit to constitute “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 as amplified by Rev. Proc. 2001-43, 2001-2 C.B. 191 (it being understood and agreed by the Members that neither the Board of Managers nor the Company shall have any liability for the failure of such Class B Unit to so qualify). The provisions of this Section 3.05(b) shall apply regardless of whether or not the holder of a Class B Interest files an election pursuant to Section 83(b) of the Code.

(c) (i) The Board of Managers is hereby authorized and directed to cause the Company to make an election (the “Safe Harbor Election”) to value any interests issued by the Company as compensation for services to the Company (collectively, “Compensatory Interests”), on the date of the issuance, at the liquidation value of such compensatory interests (i.e., a value equal to the amount that would be distributed under Section 5.02 with respect to such Compensatory Interests in a Hypothetical Liquidation occurring immediately after the issuance of such Compensatory Interests), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”). The Board of Managers shall cause the Company to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.

(ii) Any such Safe Harbor Election shall be binding on the Company and on all of its Members with respect to all transfers of Compensatory Interests thereafter made by the Company while a Safe Harbor Election is in effect. A Safe Harbor Election once made may be revoked by the Board of Managers as permitted by the Proposed Rules or any applicable rule.

(iii) Each Member (including any Person to whom a Compensatory Interest is transferred in connection with the performance of services), by signing this Agreement or by accepting such transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Compensatory Interests transferred while the Safe Harbor Election remains effective.

(iv) The Board of Managers shall file or cause the Company to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to Transfers of Compensatory Interests covered by such Safe Harbor Election.

(v) The Board of Managers is hereby authorized and empowered, without further vote or action of the Members, to amend the Agreement as necessary to comply with the Proposed Rules or any rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Member. Any undertakings by the Members necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member, respectively.

(vi) Each Member agrees to cooperate with the Board of Managers to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Board of Managers.

Section 3.06 Call Rights and Forfeiture.

(a) (i) Upon any Management Member’s termination of Service by the Company and/or any of its Subsidiaries (the entity employing such Management Member, the “Employer” and such Management Member, a “Terminated Management Employee”) for any reason (the reason for the termination of such employment, the “Termination Event” and the date of such termination, the “Termination Date”), the Company (through the Board of Managers) shall have the right (but not the obligation) to repurchase (or, subject to Section 4.02(a), cause its designee, which may be one or more of the Majority Investors, to repurchase), and if such right is exercised, such Terminated Management Employee shall sell, and shall cause any Permitted Transferees to sell (and such Permitted Transferees shall sell), to the Company (or its designee), after giving effect to the Termination Event (including any forfeiture, lapse or applicable provisions of any applicable Award Agreement and employment or similar agreement), all or any portion (as determined by the Board of Managers) of the Management Units owned by such Terminated Management Employee and its Permitted Transferees (the “Termination Securities”) at the price per Termination Security set forth in Section 3.06(c) (the “Termination Price”).

(ii) Except as otherwise explicitly permitted under the terms of a Management Member’s applicable Award Agreement, any Class B Unit that is an Unvested Class B Unit as of the Termination Date shall, immediately and with no further action required by any Person, be forfeited at such time as is set forth in the Award Agreement pursuant to which it was granted and there shall be no consideration payable with respect to forfeited Class B Units.

(iii) With respect to each Termination Security, the Company shall notify a Terminated Management Employee and/or such Terminated Management Employee’s Permitted Transferees, if applicable, in writing, with respect to such Termination Security, whether the Company (or its designee) will exercise its right to purchase such Termination Security (the date on which a Terminated Management Employee is so notified, the “Call Notice Date”). In no event shall the Call Notice Date be more than two (2) years after the Termination Date.

(b) The closing of the purchase by the Company (or its designee) of Termination Securities pursuant to Section 3.06(a) shall take place at the principal office of the Company on the date chosen by such purchaser, which date shall, except as may be reasonably necessary to determine the Termination Price (including, pursuant to Section 3.06(d)), in no event be more than forty-five (45) days after the Call Notice Date. At such closing, (i) the Company (or its designee) shall pay the Terminated Management Employee and/or such Terminated Management Employee’s Permitted Transferees, as applicable, the aggregate Termination Price by wire transfer of immediately available funds, and (ii) the Terminated Management Employee and/or such Terminated Management Employee’s Permitted Transferees, as applicable, shall transfer the Termination Securities to the Company (or its designee) as applicable, free and clear of any lien or encumbrance, with any documentation reasonably requested by the Company (or its designee) to evidence such transfer. The transfer of the Termination Securities and the acceptance of the aggregate Termination Price by any Person selling such Termination Securities pursuant to this Section 3.06 shall be deemed a representation and warranty by such Person that: (w) such Person has full right, title and interest in and to such Termination Securities; (x) such Person has all necessary power and authority and has taken all necessary action to sell such Termination Securities as contemplated; (y) such Termination Securities are free and clear of any and all liens or encumbrances; and (z) there is no adverse claim with respect to such Termination Securities. The Terminated Management Employee shall, by obtaining written agreement prior to, and as a condition of, such initial transfer, cause its Permitted Transferees to comply with the terms of this Section 3.06 and shall be liable for any breaches by any of its Permitted Transferees of the terms of this Section 3.06.

(c) The Termination Price of a Termination Security shall be determined as follows:

(i) with respect to a Termination Security that is a Class A Unit:

(A) if the Termination Event was for any reason other than a termination by the Employer for Cause and so long as the Terminated Management Employee has not breached any restrictive covenants applicable to such Terminated Management Employee (including, but not limited to, pursuant to his or her Award Agreement, employment or other service agreement or phantom unit award agreement), then the Termination Price for such Termination Security shall be the Fair Market Value on the FMV Calculation Date of such Termination Security; and

(B) if the Termination Event was a termination by the Employer for Cause or if the Terminated Management Employee breaches any restrictive covenants applicable to such Terminated Management Employee (including, but not limited to, pursuant to his or her Award Agreement, employment or other service agreement or phantom unit award agreement), then the Termination Price for such Termination Security shall be the lower of (1) the Fair Market Value on the FMV Calculation Date of such Termination Security, minus all distributions received in respect of such Termination Security after the FMV Calculation Date and (2) the Cost of such Termination Security, minus all distributions received in respect of such Termination Security.

(ii) with respect to any Termination Security that is a Vested Class B Unit:

(A) if the Termination Event was for any reason other than by the Employer for Cause or in connection with a breach by the Terminated Management Employee of any restrictive covenants applicable to such Terminated Management Employee, then the Termination Price for such Class B Unit shall be the Fair Market Value on the FMV Calculation Date of such Class B Unit; and

(B) if the Termination Event was for Cause or if the Terminated Management Employee breaches any restrictive covenants applicable to such Terminated Management Employee (including, but not limited to, pursuant to his or her Award Agreement, employment or other service agreement or phantom unit award agreement), then all of Class B Units shall be immediately forfeited for no consideration with no further action required by any Person.

(d) In the event that the Company exercises a repurchase right pursuant to Section 3.06(a), the Company (or its designee) shall pay the Termination Price in cash or, if the Company is unable to make such payment in cash pursuant to applicable law or as a result of any restrictions set forth in the debt financing agreements of the Company or its Subsidiaries, by the execution and delivery by the Company of an unsecured promissory note (if applicable, any promissory note to include express provisions that such note is subordinated to the indebtedness for borrowed money of such entity or any of its Affiliates) with a maturity not to exceed five (5) years from its date of issuance, and bearing interest at 5% per annum, with principal payable at such time or times as is determined by the Board of Managers in its reasonable discretion, and accrued interest payable not less than annually, provided, that, in the event of a default under such promissory note, the interest rate shall be increased to 7% per annum from the date on which the Board of Managers receives written notice of such event of default by the Company, provided, further, that upon the earlier of the consummation of a Sale of the Company and such time as the Company is no longer restricted from paying the Termination Price in cash under the debt financing agreements of the Company or its Subsidiaries, any such promissory note shall become immediately due and payable.

Section 3.07 Reserved.

Section 3.08 Voting Rights. Notwithstanding any other provision of this Agreement or the Act, the Class B Members shall not have any voting or consent rights on any matter under this Agreement or the Act in respect of any Class B Units, as applicable, involving or relating to the Company or under the Act, including, without limitation, with respect to any merger, consolidation, recapitalization, conversion, liquidation or dissolution of the Company. All Class A Members shall be entitled to one vote for each Class A Unit for any matter for which approval of the Class A Members is required by the Act or this Agreement. With respect to any action which the Class A Members are entitled to vote on pursuant to the preceding sentence, the Class A Members may take such action at a duly constituted meeting or by written consent of Members holding a majority of the Class A Units which may include consent by means of “electronic transmission” (as defined in Section 18-302(d) of the Act) and which consent shall be provided to the Board of Managers. Any matter that is to be voted on or consented to by the Class A Members, may also be effected by such Class A Members by a proxy granted in writing, by means of electronic transmission or as otherwise permitted under applicable law.

Section 3.09 Withdrawals. Except as explicitly provided elsewhere herein, no Member shall have any right (a) to withdraw as a Member from the Company, (b) to withdraw from the Company all or any part of such Member’s Capital Contributions, (c) to receive property other than cash in return for such Member’s Capital Contributions or (d) to receive any distribution from the Company.

Section 3.10 Liability of the Members Generally. Except as explicitly provided elsewhere herein or in the Act, no Member shall be liable for any debts, liabilities, contracts or obligations of the Company whatsoever. Each of the Members acknowledges that its Capital Contributions are subject to the claims of any and all creditors of the Company to the extent provided by the Act and other applicable law.

Section 3.11 Loans and Affiliates Transactions. Any Class A Member or any of its Affiliates may (with the consent of the Board of Managers and, other than in the case of FS, after offering each Class A Member the opportunity to participate for its proportionate share), but shall not be required to, make loans to the Company for any purpose (each a “Member Loan” and collectively, the “Member Loans”). In respect of any such Member Loans, each lending Class A Member or Affiliate thereof shall be treated as a creditor of the Company. Such Member Loans shall be repaid as and when the Company has funds available therefor, but prior to any further distributions to the Members, unless otherwise agreed by such lending Class A Members or Affiliates thereof. Such Member Loans shall bear interest and be subject to other rights and obligations as agreed to by such Class A Member or Affiliate thereof and the Board of Managers; and the principal and interest thereon shall constitute obligations of the Company. Any such Member Loans shall not increase such Class A Member’s Capital Contributions or entitle such Class A Member to any increase in such Class A Member’s share of the profits of the Company nor subject such Class A Member to any greater proportion of losses which it may sustain. Other than on arm’s length terms, the Company shall not (and shall cause its Subsidiaries not to) enter into any material transaction or agreement with any Majority Investor or any Affiliate thereof (including, without limitation, any amendment or modification to the Management Advisory Services Agreement that would materially increase any payment or other obligations of the Company or any of its Subsidiaries) without the prior written consent of FS, which may not be unreasonably withheld, delayed or conditioned.

Section 3.12 Capital Accounts. There shall be established and maintained for each Member a separate capital account (“Capital Account”). There shall be added to the Capital Account of each Member (a) such Member’s Capital Contributions, (b) such Member’s distributive share of Net Income and any item in the nature of income or gain that is specially allocated to the Member pursuant to Section 6.03, and (c) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member. There shall be subtracted from the Capital Account of each Member (a) the amount of any money, and the Gross Asset Value of any other property, distributed to such Member, (b) such Member’s distributive share of Net Loss and any item in the nature of loss or expense that is specially allocated to such Member pursuant to Section 6.03, and (c) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member of the Company. The foregoing provision and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In determining the amount of any liability for purposes of this Section 3.12, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations. In the event of a Transfer in accordance with Section 8.01, the transferee shall succeed to the Capital Account and any Capital Contributions of the transferor to the extent that it relates to the transferred interest.

ARTICLE IV

MANAGEMENT

Section 4.01 Management and Control of the Company.

(a) (i) The Members have established the Company as a “managers-managed” limited liability company and agreed to initially designate a board of managers (the “Board of Managers”) to manage the Company and its Subsidiaries’ business and affairs. Each of the Persons designated to serve as a manager on the Board of Managers is referred to herein as a “Manager”. The Board shall initially consist of seven (7) Managers or, subsequently, such other number of Managers as may be jointly determined by BSPI and Olympus from time to time, and the Managers shall be designated as follows: (w) two (2) of the Managers shall be designated by BSPI (the “Broad Street Managers”), (x) two (2) of the Managers shall be designated by Olympus (the “Olympus Managers”), (y) each of BSPI and Olympus shall designate one (1) independent Manager (an individual not employed or affiliated with the Majority Investor designating such Manager), and (z) the Chief Executive Officer of the Company shall be a Manager.

(ii) BSPI shall have the right to designate from among the Managers a Manager to serve as the initial chairman of the Board of Managers (the “Chairman”). The Chairman shall serve for a term of one year and the right to designate the Chairman shall alternate between BSPI and Olympus annually.

(iii) A Manager may be removed only by the Majority Investor entitled to designate such Manager (including, for the avoidance of doubt, the independent Manager appointed by such Majority Investor), provided that the person that is designated as a Manager by virtue of being the Chief Executive Officer of the

Company shall be removed automatically in the event such person no longer occupies such office. Each Majority Investor shall be entitled to remove any number of the Managers which they have designated, with or without cause, by written notice to the Company, and upon receipt of such notice, such Manager shall be deemed to have resigned from the Board of Managers and the applicable Majority Investor, by written notice to the Board of Managers, may designate another individual to fill such vacancy and serve as a Manager on the Board of Managers.

(iv) In the event that a vacancy is created on the Board of Managers at any time by the death, disability, retirement, resignation or removal of any Manager designated by a Majority Investor, the applicable Majority Investor may, by written notice to the Company, designate another individual to fill such vacancy and serve as a Manager on the Board of Managers.

(v) The Board of Managers shall have the exclusive right to manage and control the Company, subject to the Act and any other provisions herein specifically requiring the approval of the Members or certain Members (e.g., Sections 8.03 and 10.01). The Board of Managers shall have the right to perform all actions necessary, convenient or incidental to the accomplishment of the purposes and authorized acts of the Company, as specified in Sections 2.05 and 2.06, and the Board of Managers, acting as a body pursuant to this Agreement, shall constitute a “manager” of the Company within the meaning of the Act; provided, however, that no individual Manager shall have the authority or right to act for or bind the Company without the consent of the Board of Managers.

(vi) To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provision of law or equity or otherwise, (A) any action, consent, approval, election, decision or determination to be made by the Board of Managers under or in connection with this Agreement (including under Section 4.02(a), any act by the Board of Managers within its “discretion” under this Agreement and the execution and delivery of any documents or agreements on behalf of the Company), shall, unless expressly provided to the contrary in this Agreement, be in the sole and absolute discretion of the Board of Managers (regardless of whether there is a reference to “sole discretion” or “discretion”) and each Manager shall be entitled to consider only such interests and factors as he or she desires, including his or her own interests and the interests of the Majority Investor appointing such Manager, and, to the fullest extent permitted by law, shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of, or factors affecting, the Company, the Members or any other Person, and shall not be subject to any other or different standards imposed by this Agreement, any other contract contemplated hereby, under the Act or under any other applicable law or in equity, and (B) whenever in this Agreement or any other agreement contemplated hereby or otherwise the Board of Managers is permitted to make a decision in “good faith”, “reasonably” or under another express standard, the Board of Managers, or any of its Affiliates that cause it to make any such decision, shall be conclusively presumed to be acting in good faith or reasonably, as applicable, if such Person or Persons subjectively believe(s) that the decision made or not made is in or not opposed to the best interests of the Company.

(vii) Meetings of the Board of Managers may be called by any Manager, upon not less than twenty-four (24) hours’ advance notice by facsimile transmission, email, telephone or by personal delivery to all of the other Managers and such notice shall provide a summary description of the agenda for such meeting. Attendance at any meeting of the Board of Managers shall constitute waiver of notice of such meeting. Additionally, a waiver of such notice in writing signed by the Manager entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Members of the Board of Managers may participate in any meeting of the Board of Managers by conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other.

(viii) The quorum for a meeting of the Board of Managers shall consist of a majority of the members of the Board of Managers, provided that a quorum shall require that at least one Broad Street Manager and at least one Olympus Manager be present at such meeting.

(ix) Subject to Section 4.02(a), all action taken by the Board of Managers shall be by a majority of the aggregate votes of the Board of Managers, with each Broad Street Manager and each Olympus Manager entitled to two votes for each action voted upon, and all other Managers entitled to one vote for each action voted upon.

(x) The Board of Managers may create and maintain customary committees, including an audit committee and a compensation committee. Any such committee or other significant committee of the Board of Managers (including any committee performing the functions usually reserved for the committees described above) will consist of such persons as the Board of Managers shall direct; provided that any committee must contain at least one Broad Street Manager and one Olympus Manager; provided, further, that any committee must contain an equal number of Broad Street Managers and Olympus Managers.

(xi) Notwithstanding anything to the contrary contained in this Agreement, the Board of Managers may also take action without any meeting of the members of the Board of Managers by written consent of the Managers setting forth the action to be approved; provided that any such written consent in lieu of a meeting will require at least the number of votes that would be required at a meeting of the Board of Managers at which all of the Managers were present; provided further that any such written consent must be signed by at least one Broad Street Manager and at least one Olympus Manager. In the event of a

“Forced Sale” or “FMV Purchase” or the Board of Managers elects to terminate a Management Member (other than the Chief Executive Officer) pursuant to an action by written consent, the Board of Managers shall provide the Chief Executive Officer of the Company prior notice to the extent practicable before the taking of such action; provided, however, that any failure by the Board of Managers to provide such notice shall have no impact on the validity or taking of such action

(xii) The Board of Managers shall cause the Company to cause the equityholders of each Subsidiary of the Company to appoint and maintain such persons to the board of directors or managers (and any committees thereof) of all the Subsidiaries of the Company as the Board of Managers shall direct; provided that each of BSPI and Olympus shall be entitled to designate equal numbers of persons to each such board or committee of a Subsidiary of the Company.

(xiii) In the event a Majority Investor Transfers any of its Class A Units to an unaffiliated third party (in accordance with the applicable transfer provisions set forth herein), the governance provisions set forth in this Agreement (including pursuant to this Section 4.01(a) in respect of Board representation and Section 4.02(a) in respect of certain approval rights) shall be revised to account for such change in relative ownership.

(b) Except as expressly set forth herein (e.g., Section 4.01 in respect of rights to appoint and remove Managers, Sections 4.11 and 8.03 in respect of the right of a Majority Investor to cause a FMV Purchase or Forced Sale and Section 8.05 in respect of a Drag-Along Transaction), no Member, in its capacity as such, shall participate in or have any control over the Company Business and the Members, in their capacities as such, shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall not have any authority or right, in their capacities as Members of the Company, to act for or bind the Company. Each Member hereby consents to the exercise by the Board of Managers of the powers conferred upon the Board of Managers by this Agreement.

(c) The Board of Managers is authorized to appoint any Person as an officer or authorized person of the Company who shall have such powers and perform such duties incident to such Person’s office as may from time to time be conferred upon or assigned to it by the Board of Managers and assign in writing titles (including Chief Executive Officer, President, Vice President, Secretary and Treasurer) to any such Person. Any appointment pursuant to this Section 4.01(c) may be revoked at any time by the Board of Managers. Subject to Section 4.02(a), the Board of Managers is authorized to employ, engage and dismiss, on behalf of the Company, any Person, including an Affiliate of any Member, to perform services for, or furnish goods to, the Company. Unless the Board of Managers states otherwise, if the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office. The initial officers of the Company shall be as follows:

Name	Title
J. Michael McIlwain	Chief Executive Officer

Skylar Cunningam	Chief Operating Officer

Don Klink	Chief Financial Officer

James Whitney Markowitz	Chief Legal Counsel and Secretary

Janalin Melendez	Assistant Secretary

Section 4.02 Actions by the Board of Managers.

(a) Notwithstanding anything to the contrary contained in this Agreement, for as long as each of BSPI and Olympus have the right to designate the Broad Street Managers and the Olympus Managers, respectively, the following actions by the Company or any Subsidiary of the Company shall require approval of a majority of the aggregate votes of the Board of Managers, including the approval of at least one Broad Street Manager and one Olympus Manager:

(i) any amendment to the articles of incorporation and bylaws or equivalent constituent documents of the Company or its Subsidiaries (including this Agreement);

(ii) approval of each consolidated annual budget of the Company and its Subsidiaries (the “Annual Budget”), provided that in the event that an Annual Budget is not approved by a majority of the Board of Managers, including by at least one Broad Street Manager and one Olympus Manager, the Company and its Subsidiaries shall be entitled to continue operations based on, and in accordance with, the prior year’s Annual Budget;

(iii) the incurrence of any indebtedness (including any guarantee of any obligation of a third party) in excess of $25 million in aggregate, other than the incurrence of the indebtedness under the that certain (a) First Lien Credit Agreement, dated on or about the date hereof, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), PSAV Intermediate Corp., AVSC, the subsidiaries of AVSC party thereto, as guarantors, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent and (b) Second Lien Credit Agreement, dated on or about the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”, and together with the First Lien Credit Agreement, the “Credit Facilities”), among PSAV Intermediate Corp., AVSC, the subsidiaries of AVSC party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent or in connection with any refinancing of the Credit Facilities in anticipation of maturity;

(iv) mortgage, encumber, create, incur or suffer to exist liens on any of the assets of the Company or any of its Subsidiaries, except in connection with any refinancing of the Credit Facilities in anticipation of maturity;

(v) any capital expenditures (or commitments in respect thereof) outside of the approved Annual Budget in excess of $5 million in the aggregate;

(vi) any up-front incentive payments under any master services agreement or hotel customer contract entered into by the Company or any of its Subsidiaries outside of the approved Annual Budget in excess of $5 million in the aggregate;

(vii) other than as contemplated in the approved Annual Budget, enter into or effect any transaction or series of related transactions (whether by merger, consolidation, purchase of equity securities or otherwise), involving the purchase, rental, license, exchange or other acquisition or investment by the Company or any of its Subsidiaries of or in any other business, securities or assets for consideration in excess of $25 million;

(viii) subject to the rights provided below under Section 4.11 and other than in the ordinary course of business in respect of audiovisual rental and production equipment or as contemplated in the approved Annual Budget, enter into or effect any transaction or series of related transactions (whether by merger, consolidation, purchase of equity securities or otherwise), involving the sale, lease, exchange or other disposition by the Company or any of its Subsidiaries of any business, securities or assets for consideration in excess of $25 million;

(ix) subject to the rights provided below under Section 4.11, effect any Change of Control transaction, Sale of the Company or sale of any of its Subsidiaries;

(x) effect an Initial Public Offering of the Company or any of its Subsidiaries;

(xi) the creation, authorization or issuance of any Equity Securities or Subsidiary Securities other than grants of Class B Units issued in accordance with the Incentive Plan in an aggregate amount not to exceed the aggregate number of Class B Units authorized in the Incentive Plan;

(xii) the declaration, payment or authorization of any dividends or other distributions (including any Tax Distributions);

(xiii) any redemption, repurchase, purchase or other form of acquisition, retirement or modification of, or amendment to, the terms of any Equity Securities or Subsidiary Securities, including the repurchase of Equity Securities pursuant to Section 3.06 and any determinations made in respect thereof and in connection therewith, including pursuant to Sections 3.06 and any put right granted to a Management Member in an Award Agreement;

(xiv) the appointment of an outside independent auditor, and any change to the outside independent auditor, or material change in accounting policies, practices or principles, including a departure from GAAP on any of the Company’s or its Subsidiary’s annual and quarterly financial statements; and

(xv) appointment and/or removal of any of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Legal Counsel of the Company or any of its Subsidiaries or the grant of authority, responsibility or duties normally associated with such offices to other Persons; and with respect to any of the foregoing persons, any amendment to any employment agreement in effect as of the date hereof or any change to the terms or conditions of employment;

(xvi) approval of, or amendment to, any equity-based or incentive compensation program for the benefit of employees, officers, managers, directors or consultants of the Company or any of its Subsidiaries, including any amendment, modification or waiver of the Incentive Plan, including any increase in the amount of Units or other Equity Securities issued thereunder and any amendment to this Agreement pursuant to Section 3.05(c)(v);

(xvii) enter into any partnership, joint venture or strategic alliance;

(xviii) creation of any committees of the Board of Managers or any boards of managers, boards of directors or other governing bodies of any Subsidiaries of the Company;

(xix) other than as contemplated in Section 4.01, any changes to the size of the Board of Managers or any committee thereof;

(xx) any change in the line of business of the Company or its Subsidiaries;

(xxi) amend, cancel or otherwise modify any director & officer or similar insurance coverage policy (including, without limitation, increasing or decreasing the coverage amounts and/or limits thereunder);

(xxii) commence, waive or settle any claim, action, lawsuit, arbitration or other proceeding (x) involving a payment in excess of $1 million, (y) that in any manner involves any injunctive or other non-monetary relief against the Company or any of its Subsidiaries or (z) could reasonably be expected to have an adverse effect on the Company or any of its Subsidiaries;

(xxiii) commence any proceedings for voluntary winding up, dissolution, liquidation (including pursuant to Section 9.01) or bankruptcy of the Company or any of its Subsidiaries;

(xxiv) other than (x) commercial arrangements with portfolio companies of a Majority Investor (or an Affiliate of a Majority Investor) that are entered into in the ordinary course of business on arm’s length terms consistent with the Company’s and its Subsidiaries’ past practices, (y) as expressly contemplated by this Agreement or (z) pursuant to and in accordance with the terms and conditions of the Management Advisory Services Agreement, enter into any transaction with a Majority Investor or any of its Affiliates (including pursuant to Section 3.11);

(xxv) any determination of Fair Market Value and Gross Asset Value, or the fair market value of Securities distributed pursuant to Section 5.04;

(xxvi) any material change in tax policies, practices or principles; any change in the Tax Matters Partner; and any determination and elections made under Sections 7.03 and 7.04.

(xxvii) select, retain, amend or terminate any retention, engagement, advisory, brokerage, transaction or underwriting arrangement or agreement with any underwriter, financial advisor, broker or banker to the Company and/or its Subsidiaries; or

(xxviii) amend, modify or terminate the Management Advisory Services Agreement.

(b) Any action taken by the Board of Managers that pursuant to this Agreement requires the approval of one Broad Street Manager and one Olympus Manager that is taken without such requisite approval shall be void ab initio and shall not be a binding or authorized obligation or determination of the Company or any Subsidiary.

(c) In order to carry out the intentions and purposes of this Agreement and to effectuate matters approved by the Board of Managers with respect to the Company, the Board of Managers may from time to time authorize a Manager or officer to execute, sign or deliver in the name and on behalf of the Company or any of its Subsidiaries any agreement, certificate, instrument or other document.

(d) The Board of Managers shall have the right to cause Schedule I, Schedule II and Schedule III to be updated from time to time as necessary to accurately reflect the information required to be included therein by virtue of any developments after the date hereof in accordance with the terms and conditions hereof. Any revision to Schedule I, Schedule II or Schedule III made in accordance with this Section 4.02(d) shall not be deemed an amendment to this Agreement for purposes of Article X. Any reference in this Agreement to Schedule I, Schedule II or Schedule III shall be deemed to be a reference to such schedules as revised and in effect from time to time.

Section 4.03 Expenses.

(a) The Company shall pay for any and all expenses, costs and liabilities incurred in the conduct of the business of the Company and its Subsidiaries (to the extent not reimbursed by any such Subsidiary) in accordance with the provisions hereof (collectively, “Company Expenses”), including:

(i) all routine administrative and overhead expenses, including fees of auditors, attorneys and other professionals, expenses incurred by the Tax Matters Partner and expenses associated with the maintenance of books and records and communications with Members;

(ii) all expenses incurred in connection with any litigation and the amount of any judgment or settlement paid in connection therewith;

(iii) all expenses for indemnity or contribution payable by the Company to any Person, whether payable under this Agreement or otherwise and whether payable in connection with any litigation involving the Company or any of its Subsidiaries or otherwise;

(iv) all expenses incurred in connection with any indebtedness; and

(v) all expenses incurred in connection with dissolution and liquidation.

(b) If the Board of Managers shall determine that the Company does not have sufficient funds to pay any Company Expense, then the Company may borrow funds from any Person, including any Member in accordance with Section 3.11, for the purpose of paying such Company Expense.

(c) The Company shall reimburse each member of the Board of Managers for all reasonable expenses incurred in connection with its attendance at meetings of the Board of Managers and any committee thereof, including travel, lodging and meal expenses.

Section 4.04 Exculpation.

(a) Without limiting the scope or application of Section 4.08 or Section 4.01(a)(vi) and subject to applicable law, no Indemnified Party shall be liable, in damages or otherwise, to the Company, any Manager, any Member or any of their respective Affiliates for any act or omission performed or omitted by any of them (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except with respect to (i) any act taken by such Indemnified Party purporting to bind the Company that such Indemnified Party did not reasonably believe to have been taken in accordance with this Agreement (or authorized by the Board of Managers) or (ii) any act or omission taken in bad faith or with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.

(b) Each Indemnified Party shall be entitled to rely on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict, modify or eliminate the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Party, to the maximum extent permitted by applicable law.

Section 4.05 Indemnification.

(a) To the fullest extent permitted by applicable law, the Company shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against (i) each Manager of the Company, (ii) each officer of the Company and (iii) each Member and their respective Affiliates, officers, managers, directors, employees, shareholders, partners, managers, members, advisors or sub-advisors (including, without limitation, GSO) (each, an “Indemnified Party”, and each of which shall be a third-party beneficiary of this Agreement solely for purposes of this Section 4.05 and Section 4.06), from and against any loss or damage incurred by an Indemnified Party or by the Company for any act or omission taken or suffered by such Indemnified Party (including, without limitation, any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the Company Business, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage, except with respect to (i) any act taken by such Indemnified Party purporting to bind the Company that has not been authorized pursuant to this Agreement or (ii) any act or omission taken in bad faith or with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.

(b) The satisfaction of any indemnification obligation pursuant to Section 4.05(a) shall be from and limited to Company assets (including insurance and any agreements pursuant to which the Company and its officers or employees are entitled to indemnification) and no Member, in such capacity, shall be subject to personal liability therefor.

(c) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.

(d) In addition to the obligations set forth in Section 4.09, the Company may purchase and maintain insurance, on behalf of all Indemnified Parties and other Persons against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company’s activities, whether or not the Company would have the power to indemnify such Person against such liabilities under the provisions of this Agreement.

(e) Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Board of Managers of the commencement of such Proceeding; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 4.05, except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against an Indemnified Party (other than a derivative suit in right of the Company), the Company will be entitled to participate in and to assume the defense thereof to the extent that the Company may wish, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Company to such Indemnified Party of the Company’s election to assume the defense of such Proceeding, the Company will not be liable for expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. The Company will not consent to entry of any judgment or enter into any settlement of such Proceeding that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such Proceeding and the related claim.

(f) The right to indemnification and the advancement of expenses conferred in this Section 4.05 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, vote of the Board of Managers or otherwise. The rights conferred upon any Indemnified Party in Sections 4.04 and 4.05 shall be contract rights that vest upon the occurrence or alleged occurrence of any act or omission giving rise to any proceeding or threatened proceeding and such rights shall continue as to any Indemnified Party who has ceased to be a manager, director or officer and shall inure to the benefit of such Indemnified Party’s heirs, executors and administrators. Any amendment, alteration or repeal of Sections 4.04 and 4.05 that adversely affects any right of any Indemnified Party or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 4.06 Primary Obligation. With respect to any Indemnified Party who (i) is retained or otherwise associated with, or appointed or nominated by, the Board of Managers, any Class A Member or any of its Affiliates, and (ii) acts or serves as a Manager, officer, fiduciary, employee, consultant, advisor or agent of, for or to the Board of Managers, the Company or any of its Subsidiaries, the Company or its Subsidiaries shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Board of Managers, the Company or any of its Subsidiaries, in such capacity, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. Notwithstanding the fact that the Majority Investors and their Affiliates other than the Company (such Persons, together with their respective heirs, successors and assigns, the “Majority Investor Parties”) may have concurrent liability to an Indemnified Party with respect to the Indemnity Obligations, the Company hereby agrees that in no event shall the Company or any of its Subsidiaries have any right or claim against any of the Majority Investor Parties for contribution or have rights of subrogation against any Majority Investor Parties through an Indemnified Party for any payment made by the Company or any of its Subsidiaries with respect to any Indemnity Obligation. In addition, the

Company hereby agrees that in the event that any Majority Investor Parties pay or advance to an Indemnified Party any amount with respect to an Indemnity Obligation, the Company will, or will cause its Subsidiaries to, as applicable, promptly reimburse such Majority Investor Parties for such payment or advance upon request.

Section 4.07 Business Opportunity.

(a) The Company and the Members expressly acknowledge and agree that: (i) each of the Majority Investors, FS, their respective Affiliates and associated funds, and the managers or officers designated thereby, has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, manager, director, member, investor or equityholder of any other Person, including those lines of business deemed to be competing with the Company or any of its Subsidiaries; (ii) none of the Company, any of its Subsidiaries or any Member shall have any rights in and to the business ventures of any Majority Investor, FS, their respective Affiliates or associated funds, or the managers or officers designated thereby, or the income or profits derived therefrom; (iii) each of the Majority Investors, FS, their respective Affiliates and associated funds, and the managers or officers designated thereby may do business with any potential or actual customer or supplier of the Company or any of its Subsidiaries or, with the prior consent of both Majority Investors, may employ any executive, officer or key employee of the Company or any of its Subsidiaries; and (v) in the event that a Majority Investor, FS, any manager or officer designated thereby, or any of such Majority Investor’s or FS’s respective Affiliates or associated funds acquires knowledge of a potential transaction or matter that may be an opportunity for the Company, any of its Subsidiaries, or any other Member, such Person shall have no fiduciary duty or other duty (contractual or otherwise) to communicate or present such opportunity to the Company, any of its Subsidiaries, any other Members, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, any of its Subsidiaries, or any other Member (and their respective Affiliates) for breach of any fiduciary duty (it being understood that all such duties are being waived hereunder) or other duty (contractual or otherwise) by reason of the fact that such Majority Investor, FS, Affiliate, associated fund, manager or officer directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company, any of its Subsidiaries, or any other Member. For the avoidance of doubt, this Section 4.07 shall not apply to Management Members, any other Members who are employees (or consultants as applicable) of the Company or any of its Subsidiaries, or any managers of the Company or any of its Subsidiaries that are not also Broad Street Managers or Olympus Managers. Any actions taken, directly or indirectly, by any publicly traded Affiliate (or any of its officers, managers or employees) of a Majority Investor shall not be deemed to be an action taken by such Majority Investor.

(b) Each Member (for itself and on behalf of the Parent) hereby, to the fullest extent permitted by applicable law, acknowledges and agrees that, (i) in the event of any conflict of interest between the Company or any of its Subsidiaries, on the one hand, and any Majority Investor or FS on the other hand, such Majority Investor (or the Broad Street Managers or Olympus Managers) or FS may act in such Person’s best interest and (ii) no Majority Investor (or the Broad Street Managers or Olympus Managers) or FS, shall be obligated (A) to reveal to the Company or any of its Subsidiaries confidential information belonging to or relating to the business of such Person or (B) to recommend or take any action in its capacity as such Majority Investor, FS, Broad Street Manager or Olympus Manager, as the case may be, that prefers the interest of the Company or any of its Subsidiaries over such Person’s own interest, as the case may be.

Section 4.08 Elimination of Liabilities and Fiduciary Duties. Except as expressly provided in this Agreement, none of the Members have any duties (including fiduciary duties) to any other Member or Manager, the Company or any other Person, and any duties or implied duties (including fiduciary duties) of any Member to the Company or to any Member that would otherwise apply at law (common or statutory) or in equity are hereby eliminated to the fullest extent permitted under the Act (including Section 18-1101(c) and (e) of the Act) and any other applicable law. To the maximum extent permitted under the Act and any other applicable law, neither the Board of Managers nor any Manager shall owe any fiduciary duties to the Company, any other Manager or the Members, any and all such fiduciary duties being hereby eliminated in all respects.

Section 4.09 Directors’ and Officers’ Insurance. The Company shall purchase, within a reasonable period following the date of this Agreement, and maintain, at its expense, insurance in an amount determined in good faith by the Board of Managers to be appropriate, on behalf of any person who after the date of this Agreement is or was a member of the Board of Managers, an officer of the Company, a director, manager or officer (as applicable) of any Subsidiary of the Company, or is or was serving at the request of the Board of Managers, the Company or any Subsidiary as a director, manager, officer, employee or agent of another limited company, corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect Subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The provisions of this Section 4.09 shall survive any termination of this Agreement.

Section 4.10 Conflicting Agreements. Each Member represents and agrees that it shall not, without the consent of the Board of Managers (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to its Equity Securities, except as expressly contemplated by this Agreement, or (ii) enter into any agreement or arrangement of any kind with any Person with respect to the Equity Securities of such Member inconsistent with the provisions of this Agreement, including agreements or arrangements with respect to the Transfer or voting of such Equity Securities.

Section 4.11 Deadlock Resolution.

(a) If the Broad Street Managers and the Olympus Managers are unable to agree on five (5) or more of the matters set forth in Section 4.02(a) (as evidenced by failure to reach agreement on such matters at a series of meetings of the Board of Managers and following motions or requests for approval in accordance with the terms of this Agreement, or as evidenced by the Board of Managers’ failure to obtain a quorum for a duly-called meeting because of a failure to attend such meeting by a Broad Street Manager or Olympus Manager) and such disagreements cannot be resolved by the Majority Investors through good faith negotiation upon the earlier of (i) a period of eighteen (18) consecutive months and (ii) the fifth anniversary of the date hereof, then either Majority Investor shall have the right, but not the obligation, to provide a written notice (a “Forced Sale or FMV Purchase Notice”) to the Company and the other Majority Investor (the Majority Investor initiating such process and sending such notice, the “Initiating Investor” and the other Majority Investor, the “Responding Investor”) that it intends to cause a Forced Sale or FMV Purchase, and within thirty (30) days of receipt thereof, the Responding Investor shall elect by written notice to the Initiating Investor to either (x) commence the procedure set forth in this Section 4.11 to allow the Responding Investor to purchase (or cause to be purchased by a third party) all of the Initiating Investor’s Interests at the FMV Determination Price (a “FMV Purchase” and such notice, the “FMV Purchase Notice”) or (y) require the Board of Managers and the Company to commence proceedings to enter into a Sale of the Company for cash consideration (a “Forced Sale” and such notice the “Forced Sale Notice”) and pursuant to Section 4.11(c), the Company and the Responding Investor shall use their reasonable best efforts to consummate such Forced Sale within one (1) year following the Initiating Investor’s receipt of the Forced Sale Notice. If the Responding Investor fails to make an election within such thirty (30) day period, the Responding Investor shall be deemed to have made an election for a Forced Sale at the end of such thirty (30) day period. No Majority Investor shall be entitled to deliver a Forced Sale or FMV Purchase Notice more than once in any twelve (12) month period.

(b) If the Responding Investor elects a FMV Purchase, the Initiating Investor shall engage an unaffiliated nationally recognized investment bank (the “Investment Bank”) within ten (10) days following receipt of the FMV Purchase Notice and cause such Investment Bank to determine the fair market value of the Initiating Investor’s Interests in accordance with the procedures and assumptions set forth below in Section 4.11(b)(iii) (as so determined, the “FMV Determination Price”) within forty-five (45) days following the selection of such Investment Bank.

(i) The Responding Investor shall have the option to purchase (or cause one or more third parties to purchase) all of the Initiating Investor’s Interests at the FMV Determination Price by delivering written notice to Initiating Investor no later than sixty (60) days following the date of the FMV Determination Price. If the Responding Investor so elects to make such a purchase (or to cause to be purchased) the Initiating Investor’s Interests the closing of the purchase and sale pursuant to this Section 4.11(b)(i) shall take place at the offices of the Company no later than ninety (90) days following the Initiating Investor’s receipt of such notice (or at such other place or on such other date as the applicable parties may agree or such later date as may be reasonably necessary to obtain any required regulatory approvals). In connection with such purchase and sale, each party shall, as applicable, execute and deliver all agreements, certificates and other documentation reasonably requested by, and in form and substance reasonably satisfactory to, the other party to effect the purchase of such Interests hereunder, including, but not limited to, a purchase agreement providing a mutual release of claims and representations and warranties regarding such matters as are customary and usual for such a transaction, including (w) that the Interests to be transferred by the Initiating Investor shall be free and clear of any liens (other than restrictions imposed by this Agreement and pursuant to applicable securities laws), (x) that the Initiating Investor is the record and beneficial owner of such Interests, (y) that each party has all necessary power and authorization to consummate the transfer and (z) that each party has obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the transfer.

(ii) If the Responding Investor elects not to purchase (or cause to be purchased) the Initiating Investor’s Interests or fails to respond within the sixty (60) day response period set forth in Section 4.11(b)(i) above, then the Initiating Investor may proceed with a Forced Sale pursuant to Section 4.11(c).

(iii) Each of the Majority Investors shall cause the Company to, and each Member shall, cooperate with the Investment Bank in connection with its determination of fair market value and provide (or cause the Company to provide) such information reasonably necessary to determine the fair market value of the Initiating Investor’s Interest in the Company. In determining the fair market value of the Initiating Investors’ Interests, such Investment Bank shall assume that (x) the sale of the entire equity interest of the Company and its Subsidiaries shall be to an independent willing buyer in an arm’s-length transaction (i.e., neither seller nor buyer is under any compulsion to buy or sell), (y) the Company and its Subsidiaries shall be sold as a going concern that will carry on their respective businesses, and (z) in any such transaction, each Majority Investor shall receive the same per Interest consideration applicable to the Interests within such class, and the Investment Bank shall not apply any discount for a minority interest or illiquidity of the Initiating Investor’s Interests nor any control premium. The fair market value shall be deemed to be the midpoint of the valuation range determined by such Investment Bank.

(iv) The reasonable costs and expenses of any Investment Bank incurred in connection with a FMV Purchase shall be borne by the Company.

(c) If the Responding Investor elects a Forced Sale or does not purchase (or cause to be purchased) the Initiating Investor’s Interests pursuant to Section 4.11(b), the Board of Managers shall pursue a Forced Sale and in connection therewith reasonably determine (i) the form and manner in which the Sale of the Company is to be accomplished, with a view to accomplishing such Sale of the Company as soon as is reasonably practicable (but in any event prior to the one (1) year anniversary of the delivery of the Forced Sale or FMV Purchase Notice), (ii) whether the Sale of the Company should be pursuant to a merger, sale of Units, sale of assets or otherwise, (iii) whether to conduct a public auction or privately negotiated sale, and (iv) whether to employ one or more professional firms to assist the Board of Managers in accomplishing the Sale of the Company (it being understood that the hiring of such professional firm shall require the consent of at least one Broad Street Manager and one Olympus Manager).

(i) In connection with a Forced Sale, each Member shall, and shall cause their respective Affiliates and each of their respective managers, directors, officers, employees, agents and representatives to (x) provide all cooperation reasonably requested by the Board of Managers or the Company in connection with the implementation and consummation of any Sale of the Company, and (y) take such action as is reasonably necessary in order to cause the Board of Managers and the Company to effect the Sale of the Company, and reasonably requested by the Board of Managers in order to facilitate the Sale of the Company, in each case with a view to consummating such Sale of the Company as expeditiously as possible (but in any event prior to the one (1) year anniversary of the delivery of the Forced Sale or FMV Purchase Notice).

(ii) In connection with a Forced Sale, each Member agrees to consent to and raise no objections to the Forced Sale. If the Forced Sale is structured as a merger or consolidation, each of the Members agrees to waive any dissenter rights, appraisal rights or similar rights in connection with such merger or consolidation. If the Forced Sale is structured as a sale of Interests (whether by merger, consolidation, reorganization or otherwise), each Member agrees to sell all of its Interests on the terms and conditions approved by the Board of Managers; provided, that the terms of any Forced Sale shall be terms that (w) are identical for all Members (except for FS, who shall in no event be required to be bound by any non-competition, non-solicitation or similar covenant or agreement) and the price per Unit to be received by each Member will be determined as if the Company had been sold for the valuation implied by such Forced Sale (by extrapolating such valuation to a sale of all of the Units to the extent that such Forced Sale is not a sale of all of the Units) and the proceeds of such sale had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 5.02, (x) impose any escrow, holdback, indemnity or other similar obligations entered into in connection with such Forced Sale as if such escrow, holdback, indemnity or similar obligation reduced the aggregate proceeds available to all Members (i.e., reverse waterfall) and which such liability shall expressly be stated to be several and proportionate but not joint (except with respect to breaches of representations that relate solely to a specific Member, which such representations shall relate to ownership of Interests by such Member, authority, power and right to enter into such Forced Sale, and the absence of conflicts relating to such Investor), (y) provide any indemnity obligations of a Member shall not exceed the aggregate proceeds received by a Member with respect to its Equity Securities, and (z) do not provide for any control premium or other additional consideration to be paid to any Member or its Affiliates that is not shared by all other Members assuming such amount increased the aggregate purchase price paid for all Interests being sold. If the Forced Sale is structured as a sale of assets, each of the Investors will take all actions necessary to cause a liquidation of the Company following the consummation of such Forced Sale on the terms and conditions approved by the Board of Managers.

(iii) In the event of a sale or exchange by the Members of all or substantially all of the issued and outstanding Interests (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each Member shall receive the consideration for the Interests held by such Member in the same proportion of the aggregate consideration from such sale or exchange that such Member would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in this Agreement.

(iv) The Company or the acquiring party, as the case may be, shall pay the reasonable out-of-pocket costs and expenses of any sale of Interests pursuant to a Forced Sale.

ARTICLE V

DISTRIBUTIONS

Section 5.01 Distributions Generally. The Members shall be entitled to receive distributions, including distributions in connection with the liquidation, dissolution or winding up of the affairs of the Company, when and as determined by the Board of Managers, out of funds of the Company legally available therefor, payable on such payment dates to Members on such record date as shall be determined by the Board of Managers. All determinations made pursuant to this Article V shall be made by the Board of Managers in its sole discretion, subject to the limitations set forth in Section 4.02. To the extent that the Board of Managers determines that any distributions shall be made to the Members, such distributions shall be made in accordance with the provisions of this Article V.

Section 5.02 Distributions. Subject to Section 5.03 with respect to Tax Distributions, any distributions to the Members shall be made in the following order of priority:

(a) first, to the Members holding Class A Units, pro rata among such Members in proportion to their Unreturned Capital Contributions with respect to such Class A Units, until the amount of their Unreturned Capital Contributions with respect to such Class A Units has been reduced to zero;

(b) second, to the Members holding Vested Class B Units, until such Members have received under this Section 5.02(b) and Section 5.02(c) with respect to each such Vested Class B Unit a cumulative amount equal to the cumulative amount distributed, after the date such Vested Class B Unit was originally issued, with respect to a Class A Unit under Section 5.02(c) (excluding, with respect to a Vested Class B Unit that has a Distribution Threshold greater than $0, distributions received with respect to such Class A Unit prior to the time that the aggregate amount of distributions to all Units outstanding on the date of issuance of such Vested Class B Unit is equal to the Distribution Threshold with respect to such Vested Class B Unit), pro rata in proportion to the amounts that would need to be distributed to each such Member with respect to such Vested Class B Units immediately prior to the distribution under this Section 5.02(b) to satisfy the priority set forth in this Section 5.02(b); and

(c) Thereafter, to the Members holding Class A Units and Vested Class B Units, pro rata in proportion to the number of such Units held by them.

(d) Notwithstanding the foregoing, no holder of a Vested Class B Unit shall be entitled to receive any distributions (other than Tax Distributions, to the extent applicable) pursuant to this Article V with respect to such Class B Unit unless and until distributions (for the purposes of clarity, including Tax Distributions) have been made to holders of Units that were outstanding at the time of the issuance of such Class B Unit after the issuance of such Class B Unit (on a cumulative basis) pursuant to this Section 5.02 equal to the Distribution Threshold with respect to such Class B Unit, and then such holder of a Vested Class B Unit shall be entitled to receive with respect to such Vested Class B Unit only distributions made after such time and priority (i.e., only in excess of such Distribution Threshold).

Section 5.03 Tax Distributions. Subject to the Act and to any restrictions contained in any loan or credit facility or other agreement to which the Company or its Subsidiaries is bound, the Board of Managers shall make distributions to the extent of available cash (each, a “Tax Distribution”), at the same time and with the same priority, to the Members, pro rata, in accordance with their relative Tax Amounts, until each Member has received an amount equal to its Tax Amount. Tax Distributions shall be an advance against, and shall reduce, any other distributions otherwise to be made to the recipient Member under this Agreement, including, without limitation, any payment of the Termination Price or the Put Price (as defined in a Management Member’s Award Agreement), other than distributions otherwise to be made to the recipient Member under Section 5.02(a) of this Agreement.

Section 5.04 Distributions of Securities. Subject to Section 4.02(a), the Board of Managers is authorized, in its sole discretion, to make distributions to the Members in the form of Securities or other property received or otherwise held by the Company; provided, however, that, in the event of any such non-cash distribution, such Securities or other property shall be valued at the fair market value thereof (as determined by the Board of Managers) and shall be distributed to the Members in the same proportion that cash received upon the sale of such Securities or other property at such fair market value would have been distributed pursuant to Section 5.02. In the event that Subsidiary Securities are issued to the Members, or any of them, the issuer Subsidiary and the Members shall upon such issuance, amend such issuer Subsidiary’s organizational documents or enter into agreements with the Members receiving such Subsidiary Securities providing for substantially identical rights and obligations as are set forth in this Agreement.

Section 5.05 Withholding of Certain Amounts.

(a) Notwithstanding anything to the contrary contained herein, the Board of Managers may withhold from any distribution to any Management Member contemplated by this Agreement any amounts due from such Management Member to the Company to the extent not otherwise paid. Any amount withheld pursuant to this Section 5.05(a) shall be applied by the Board of Managers to discharge the obligation in respect of which such amount was withheld.

(b) Notwithstanding anything to the contrary contained herein, all amounts withheld by the Board of Managers pursuant to Section 5.05(a) with respect to a Management Member shall be treated as if such amounts were distributed to such Management Member under this Agreement.

Section 5.06 Restricted Distributions. Notwithstanding anything to the contrary contained herein, the Company, and the Board of Managers on behalf of the Company, shall not make a distribution to any Member if such distribution would violate the Act, other applicable law or any credit facility to which the Company or its Subsidiaries are party to from time to time.

Section 5.07 Withholding Tax Payments and Obligations. In the event that withholding taxes are paid or required to be paid in respect of amounts distributed by the Company, such payments or obligations shall be treated as follows:

(a) Payments by the Company. The Company is authorized to withhold from any payment made to, or any distributive share of, a Member, any taxes required by law to be withheld (as determined by the Board of Managers), and the Company shall remit any such withheld taxes to the applicable taxing authority. In such event, such taxes shall be treated as if an amount equal to such withheld taxes had been paid to the Member rather than paid over to the taxing authority.

(b) Payments to the Company. If the Company receives proceeds in respect of which a tax has been withheld, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement, each Member shall be treated as having received a distribution pursuant to the applicable provisions of this Agreement equal to the portion of the withholding tax allocable to such Member, as reasonably determined by the Board of Managers.

(c) Over-withholding. Neither the Company nor the Board of Managers shall be liable for any excess taxes withheld in respect of any Member’s interest in the Company, and, in the event of over withholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

(d) Certain Withheld Taxes Treated as Advances. Any taxes withheld pursuant to Section 5.07(a) or 5.07(b) shall be treated as if distributed to the relevant Member, but to the extent that the amount of such withheld taxes exceeds the amount that would then be distributable to such Member pursuant to Section 5.02, such excess shall be treated as an advance against and shall reduce any distributions otherwise to be made under this Agreement to the Member to which such withheld taxes relate.

(e) Indemnity. In the event that the Company, or the Board of Managers or any Affiliate thereof, becomes liable as a result of a failure to withhold and remit taxes in respect of any Member, then such Member shall indemnify and hold harmless the Company, or the Board of Managers, as the case may be, in respect of all taxes, including interest and penalties, and any expenses incurred in any examination, determination, resolution and payment of such liability. The provisions contained in this Section 5.07(e) shall survive the termination of the Company and the withdrawal of any Member.

ARTICLE VI

ALLOCATIONS

Section 6.01 General Application. Except as explicitly provided elsewhere herein, the items of income, gain, loss or deduction of the Company comprising Net Income or Net Loss for a Fiscal Year shall be allocated among the Persons who were Members during such Fiscal Year in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (a) the distributions that would be made to such Member pursuant to Article IX if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied (limited in the case of each Nonrecourse Liability to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 9.03(c)(ii) to the Members immediately after making such allocations, minus (b) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of the assets.

Section 6.02 Loss Limitation. Notwithstanding anything to the contrary in Section 6.01 but subject to the last sentence of this Section 6.02, the amount of items of Company expense and loss allocated pursuant to Section 6.01 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, unless each Member would have an Adjusted Capital Account Deficit. All such items in excess of the limitation set forth in this Section 6.02 shall be allocated first to Members who would not have an Adjusted Capital Account Deficit pro rata in proportion to their Capital Account balances, adjusted as provided in clauses (a) and (b) of the definition of “Adjusted Capital Account Deficit,” until no Member would be entitled to any further allocation, and thereafter to the Members in a manner determined in good faith by the Board of Managers taking into account the relative economic interests of the Members.

Section 6.03 Special Allocations. The following special allocations shall be made in the following order and immediately prior to the general allocations of Section 6.01:

(a) Minimum Gain Chargeback. In the event that there is a net decrease during a Fiscal Year in either Company Minimum Gain or Member Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article VI, each Member shall receive such special allocations of items of Company income and gain as are required in order to conform to Regulations Section 1.704-2.

(b) Qualified Income Offset. Notwithstanding any other provision of this Article VI, items of income and gain shall be specially allocated to the Members in a manner that complies with the “qualified income offset” requirement of Regulations Section 1.704-1(b)(2)(ii)(d)(3).

(c) Deficit Capital Accounts Generally. In the event that a Member has a deficit Capital Account balance at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is then obligated to restore pursuant to this Agreement, and (ii) the amount such Member is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Member shall be specially allocated items of Company income and gain in an amount of such excess as quickly as possible, provided that any allocation under this Section 6.03(c) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Article VI have been tentatively made as if this Section 6.03(c) were not in this Agreement.

(d) Deductions Attributable to Member Nonrecourse Debt. Any item of Company loss or expense that is attributable to Member Nonrecourse Debt shall be specially allocated to the Members in the manner in which they share the economic risk of loss (as defined in Regulations Section 1.752-2) for such Member Nonrecourse Debt.

(e) Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the Company shall be specially allocated to the Members in a manner determined in good faith by the Board of Managers taking into account the relative economic interests of the Members.

(f) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with Regulations Section 1.704-1(b)(2)(iv)(m).

The allocations pursuant to Sections 6.03(a), 6.03(b) and 6.03(c) shall be comprised of a proportionate share of each of the Company’s items of income or gain. The amounts of any Company income, gain, loss or deduction available to be specially allocated pursuant to this Section 6.03 shall be determined by applying rules analogous to those set forth in clauses (a) through (f) of the definitions of “Net Income” and “Net Loss.” For purposes of determining each Member’s share of Nonrecourse Liabilities, if any, of the Company in accordance with Regulations Section 1.752-3(a)(3), the Members’ interests in Company profits shall be determined in the same manner as prescribed by Section 6.03(e).

Section 6.04 Transfer of Interest. In the event of a transfer of all or part of an interest (in accordance with the provisions of this Agreement) or the admission of an Additional Member (in accordance with the provisions of this Agreement) the Company’s taxable year shall close with respect to the transferring Member, and such Member’s distributive share of all items of profits, losses and any other items of income, gain, loss or deduction shall be determined using the interim closing of the books method under Section 706 of the Code and Regulations Section 1.706-1(c)(2)(i). Except as otherwise provided in this Section 6.04, in all other cases in which it is necessary to determine the profits, losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers using any permissible method under Section 706 of the Code and the Regulations thereunder.

Section 6.05 Tax Allocations.

(a) Section 704(b) Allocations.

(i) Except as provided in Section 6.05(b) below, each item of income, gain, loss, deduction or credit for U.S. federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 6.03 (a “Book Item”) shall be allocated among the Members in the same proportion as the corresponding Book Item.

(ii) (A) If the Company recognizes Depreciation Recapture in respect of the sale of any Company asset,

(1) the portion of the gain on such sale which is allocated to a Member pursuant to Section 6.01 or Section 6.03 shall be treated as consisting of a portion of the Company’s Depreciation Recapture on the sale and a portion of the balance of the Company’s remaining gain on such sale under principles consistent with Regulations Section 1.1245-1, and

(2) if, for U.S. federal income tax purposes, the Company recognizes both “unrecaptured Section 1250 gain” (as defined in Section 1(h) of the Code) and gain treated as ordinary income under Section 1250(a) of the Code in respect of such sale, the amount treated as Depreciation Recapture under Section 6.05(a)(ii)(A)(1) shall be comprised of a proportionate share of both such types of gain.

(B) For purposes of this Section 6.05(a)(ii), “Depreciation Recapture” means the portion of any gain from the disposition of an asset of the Company which, for U.S. federal income tax purposes, (1) is treated as ordinary income under Section 1245 of the Code, (2) is treated as ordinary income under Section 1250 of the Code, or (3) is “unrecaptured Section 1250 gain” as such term is defined in Section 1(h) of the Code.

(b) Section 704(c) Allocations. In the event that any property of the Company is credited to the Capital Account of a Member at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to clause (b) of the definition of “Gross Asset Value”), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made using any method or methods selected by the Board of Managers that complies with Section 704(b) and Section 704(c) of the Code and the Regulations promulgated thereunder (“Section 704(c) Allocations”).

(c) Credits. All tax credits shall be allocated among the Members as determined by the Board of Managers in its reasonable discretion, consistent with applicable law.

(d) Capital Accounts. The tax allocations made pursuant to this Section 6.05 shall be solely for tax purposes and shall not affect any Member’s Capital Account or share of non-tax allocations or distributions under this Agreement.

ARTICLE VII

ACCOUNTING AND TAX MATTERS

Section 7.01 Books and Records; Financial Reports.

(a) Subject to Section 7.01(c), at all times during the existence of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company. Subject to reasonable confidentiality restrictions and other reasonable standards, in each case established by the Board of Managers (including as set forth in Section 18-305(c) of the Act), the Company shall, and shall cause its and its Subsidiaries’ officers, managers, directors, employees, auditors and other agents to (x) afford the Majority Investors and the officers, employees, auditors and other agents of the Majority Investors, during normal business hours and upon reasonable written notice to the Board of Managers, reasonable access and consultation rights at all reasonable times to the officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records of the Company and its Subsidiaries, and (y) afford the Majority Investors and the officers, employees, auditors and other agents of the Majority Investors the opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers from time to time as the Majority Investors may reasonably request.

(b) Until the consummation of an Initial Public Offering, the Company will deliver, or will cause to be delivered, the following to the Majority Investors:

(i) as soon as available after the end of each Fiscal Year of the Company, and in any event within fifteen (15) days after the date on which such information is delivered in final form to the Board of Managers, a consolidated audited balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, and consolidated audited statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company (collectively, the “Annual Audited Financial Statements”);

(ii) as soon as available after the end of the first, second and third quarterly accounting periods in each Fiscal Year of the Company, and in any event within fifteen (15) days after the date on which such information is delivered in final form to the Board of Managers, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such periods and for the current Fiscal Year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

(iii) as soon as available after each month and in any event within fifteen (15) days after the date on which such information is delivered in final form to the Board of Managers, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each month, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such periods and for the current Fiscal Year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

(iv) the annual business plan (including operating budget and capital expenditure presented on a monthly basis); and

(v) such other information and data as the Majority Investors may reasonably request in connection with their ownership of Interests, including, but not limited to any information necessary to assist the Majority Investors in preparing their tax, regulatory or other similar filings or as otherwise required for administrative purposes.

(c) Until the consummation of an Initial Public Offering, the Company will deliver the information set forth in Section 7.01(b)(i) and (ii) to FS as long as it holds at least 3.5% of the Class A Units outstanding.

(d) The Management Members shall be entitled to the deliverables set forth in Section 7.01(b)(i) and (ii) so long as they hold Management Units and are employed by the Company or its Subsidiaries.

Section 7.02 Tax Returns. The Board of Managers, at the expense of the Company, shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company owns property or does business. The Company shall cause an estimated Internal Revenue Service Schedule K-1 or any successor form to be prepared and delivered to the Members within 60 days following the end of each Fiscal Year, and a final version thereof to be delivered to the Members within 30 days following the issuance of the Annual Audited Financial Statements (together with a copy of the Company’s federal income tax return and any relevant state K-1 tax information). Each Member shall furnish to the Company all pertinent information in its possession that is necessary to enable the Company’s tax returns to be prepared and filed.

Section 7.03 Tax Controversies. BSPI is hereby designated the “Tax Matters Partner” and shall serve as the tax matters partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings. Subject to Section 4.02(a), the Tax Matters Partner shall act at the direction of the audit committee of the Board of Managers or, to the extent there is no audit committee of the Board of Managers, at the direction of the Board of Managers. Each Member agrees that any action taken by the Tax Matters Partner (at the direction of the audit committee and the Board of Managers, subject to Section 4.02(a)) in connection with audits of the Company shall be binding upon such Member and each Member further agrees that such Member shall not treat any Company item inconsistently on such Member’s income tax return with the treatment of the item on the Company’s return and that such Member shall not independently act with respect to tax audits or tax litigation affecting the Company, unless previously authorized to do so in writing by the Tax Matters Partner, which authorization may be withheld by the Tax Matters Partner in its sole discretion. If BSPI ceases to be the Tax Matters Partner for any reason, the Board of Managers shall appoint a new Tax Matters Partner. The Tax Matters Partner may resign at any time.

Section 7.04 Accounting Methods; Elections; Change in Income. The Board of Managers shall determine the accounting methods and conventions to be used in the preparation of the Company’s tax returns and, except as provided in Section 7.05, shall make any and all elections under the tax laws of the United States and any other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the Company, or any other method or procedure related to the preparation of the Company’s tax returns. The Company shall promptly notify the Members within ten (10) days of any change to the U.S federal income tax classification of the Company or any Subsidiary or other change in the income or assets of the Company which could reasonably be expected to result in any Member being allocated any item of income or gain by the Company other than dividends or gains from the disposition of corporate stock.

Section 7.05 Partnership Status. The Members intend, and the Company shall take no position inconsistent with, treating the Company as a partnership for United States federal, state and local income and franchise tax purposes prior to an Initial Public Offering or a Roll-Up Transaction.

Section 7.06 Confidentiality. Except as may be required by a Governmental Authority, law, regulation, subpoena or valid subpoena or other lawful process (or as may be requested in connection with an examination or audit of a Member by any Governmental Authority or other regulatory agencies having regulatory jurisdiction over a Member), or in connection with a Transfer permitted hereunder, each Member shall for so long as such Person is a Member, maintain in strict confidence, and shall not disclose to any Person (other than any Manager, another Member, or to such Member’s attorneys and consultants, or, in the case of FS, GSO and their Affiliates, or in the case of a Majority Investor, its Affiliates; provided that, as applicable, GSO, such Affiliates, attorneys and consultants agree to keep such information confidential), any and all material, nonpublic information concerning the operations, business, or affairs of the Company and its investments. Other than in connection with filings and periodic reporting obligations with or required by Governmental Authorities and other regulatory agencies, if any Member is compelled or requested by a Governmental Authority, law, regulation, subpoena, legal process, or other demand for any such information with which such Member believes it is legally obligated to comply, such Member shall give prompt notice of such fact to the Board of Managers so that the Company may, if it desires, seek a protective order or other governmental or judicial relief to prevent disclosure of such information; provided, that the Member shall not be restricted from complying with an obligation to disclose such information during the time the Company is seeking a protective order or other governmental or judicial relief; and provided, further, that BSPI and its Affiliates may disclose such information to their respective existing and prospective investment advisory clients in connection with such Person’s potential investment in the Company, provided that BSPI and its Affiliates shall instruct any such Person to keep such information confidential; provided, further, that Olympus and its Affiliates may disclose such information to their respective existing and prospective investors, provided that Olympus and its Affiliates shall instruct any such Person to keep such information confidential; provided, further, that FS and its Affiliates may disclose such information to GSO and their Affiliates and to the existing and prospective investors of FS and/or GSO (and their Affiliates), provided that FS shall instruct any such Person to keep such information confidential.

Section 7.07 Information Rights. Other than as expressly set forth in this Article VII, no Member shall be entitled to any information regarding the Company (or its Subsidiaries), including without limitation, (i) the status of its business and financial condition, (ii) a list of the names or addresses of any Member, (iii) information regarding the amount of cash or a description of the value or services contributed by each Member (or any agreements to contribute in the future), or (iv) any other information regarding the affairs of the Company (or its Subsidiaries); provided, however that notwithstanding the foregoing, each Member shall be entitled to request (and as promptly as practicable thereafter, be provided) a copy of the Company’s federal, state and local income tax returns for each year. Each Management Member acknowledges and agrees that the individual ownership of Units by each of the Management Members is sensitive and confidential information and that information regarding the individual ownership of the Company by a Management Member relates to such Management Member’s compensation for Services, including vesting schedules, repurchase provisions and other terms and conditions governing such Management Member’s ownership of Units. Therefore, notwithstanding anything in this Agreement or any Award Agreement to the contrary, in no event shall any Management Member have the right, and each Management Member hereby waives any right, whether by contract or under applicable law, to the fullest extent of the law, to have access to or receive any information with respect to what Equity Securities are, or have been, issued to or held by any other Management Member or the terms and conditions relating to such Equity Securities, including Schedule I and the amount of any Capital Contributions, distributions or Tax Distributions made with respect to such Equity Securities. In no event shall any Management Member request, or be entitled to receive, any such information; provided that nothing in this Section 7.07 shall prohibit any Management Member from receiving a capitalization schedule showing (i) the aggregate number of each class or series of Equity Securities of the Company held by each Majority Investor or any other Member that is not a Management Member, (ii) the aggregate number of each class and series of Equity Securities of the Company held by the Management Members and other advisors of the Company and its

Subsidiaries collectively as a group, (iii) the aggregate number of Class B Units outstanding as well as the Distribution Thresholds with respect to such outstanding Class B Units, (iv) the aggregate number of each class and series of Equity Securities outstanding as of any particular date, (v) the aggregate amount of Unreturned Capital Contributions as of such time and (vi) the number and class or series of Equity Securities held by such Management Member.

ARTICLE VIII

TRANSFERS

Section 8.01 Transfer in General.

(a) Notwithstanding anything in this Agreement to the contrary, until an Initial Public Offering, each Member hereby agrees that such Member shall not Transfer any of its Units or other Equity Securities at any time, except (i) to such Member’s Permitted Transferees in accordance Section 8.07, (ii) as approved in writing by each of the Majority Investors, (iii) prior to the fifth anniversary of the Closing, to the extent a Transfer is approved in writing by each of the Majority Investors pursuant to clause (ii) of this Section 8.01, in a Tag-Along Sale pursuant to, and in accordance, with Section 8.04, (iv) in a Drag-Along Transaction jointly proposed by the Majority Investors pursuant to, and in accordance with, Section 8.05, (v) in the case of a Majority Investor, subject to Sections 8.01(g) and 8.04, if necessary to effectuate a Regulatory Transfer, (vi) pursuant to an FMV Purchase or Forced Sale in accordance with Section 4.11 (including, after the fifth anniversary of the Closing, pursuant to Section 8.03), (vii) after the fifth anniversary of the Closing, either Majority Investor may Transfer Units or other Equity Securities, subject in each case to compliance with Section 8.04, (viii) pursuant to the call rights set forth in Section 3.06 or (ix) pursuant to any put right set forth in an Award Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, any attempt to Transfer any Equity Securities other than in compliance with this Agreement shall be, to the fullest extent permitted by law, null and void and have no force or effect, and the Company shall not give any effect in the Company’s books and records to such attempted Transfer. The parties hereto acknowledge that the transfer restrictions contained herein are reasonable and in the best interests of the Company.

(c) No Member shall Transfer any Units or other Equity Securities (or solicit any offers in respect of any Transfer of any Units or other Equity Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in any other agreements or instruments pursuant to which such Units or other Equity Securities were issued, and without first delivering to the Board of Managers, if requested, an opinion of counsel (in form and substance reasonably acceptable to the Board of Managers) that such action would not cause the Company to be taxable as a “publicly traded partnership” under the Code. The Board of Managers may waive such opinion requirement on advice of counsel acceptable to the Board of Managers.

(d) A permitted Transfer of Units or other Equity Securities pursuant to Section 8.01(a) shall be effective as of the date of (i) compliance with the conditions to such transfer and (ii) admission of the Substituted Member pursuant to Section 8.02. Distributions made before the effective date of such Transfer shall be paid to the transferor, and distributions made after such date shall be paid to the transferee.

(e) Any Member who effectively Transfers any Units or other Equity Securities pursuant to this Article VIII shall cease to be a Member with respect to such Units or other Equity Securities and shall no longer have any rights or privileges of a Member with respect to such Units or other Equity Securities (it being understood, however, that the applicable provisions of Sections 3.10, 4.04, 4.05, 4.06, 4.07 and 4.08 shall continue to inure to such Person’s benefit). Nothing contained herein shall relieve any Member who Transfers any Units or other Equity Securities from any liability or obligation of such Member to the Company or the other Members with respect to such Units or other Equity Securities that may exist on the date of such Transfer or that is otherwise specified in the Act and incorporated into this Agreement or for any liability to the Company or any other Person for any breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in other agreements with the Company.

(f) The Transfer restrictions in this Agreement may not be avoided by the holding of equity securities directly or indirectly through a Person that can itself be sold to dispose of an interest in Equity Securities free of such restrictions. For the avoidance of doubt, no Member shall directly or indirectly (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such Member to any Person other than a Permitted Transferee or (ii) otherwise seek to avoid the provisions of this Article VIII by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such Member, in any such case, in a manner that does not comply with the Transfer restrictions in this Agreement; provided that, for the avoidance of doubt, the foregoing shall not apply in respect of, and Olympus shall at all times be entitled to facilitate, any direct or indirect transfer of any interests in Olympus or any of its limited or general partners.

(g) If a Majority Investor believes in good faith a Regulatory Transfer is required, then such Majority Investor (the “ROFO Offeror”) shall not consummate such Regulatory Transfer without first discussing, to the extent legally permissible, with the other Majority Investor the facts and circumstances predicating the need for a Regulatory Transfer and the manner in which it intends in good faith to comply with its obligations described in the proviso to the definition of “Regulatory Transfer” and, after such obligations have been satisfied, providing the other Majority Investor (the “ROFO Offeree”) the opportunity to purchase from the ROFO Offeror such Equity Securities (the “Regulatory Transfer ROFO”) in accordance with the following:

(i) The ROFO Offeror shall deliver to the ROFO Offeree a written notice (a “ROFO Notice”) stating (w) the ROFO Offeror’s bona fide intention to Transfer such Equity Securities as part of a Regulatory Transfer, (x) the amount of Units and any other Equity Securities required to be Transferred, (y) the price of the Units and any other Equity Securities to be Transferred (the “ROFO Price”), and (z) any other material details concerning the proposed Transfer, and the ROFO Offeror shall offer such Units and any other Equity Securities at the ROFO Price and on such other terms and conditions as contained in the ROFO Notice to the ROFO Offeree.

(ii) At any time within twenty (20) days after receipt of the ROFO Notice, the ROFO Offeree may elect to purchase all, but not less than all, of the Equity Securities offered in the ROFO Notice, at the ROFO Price by giving written notice (a “ROFO Purchase Notice”) to the ROFO Offeror.

(iii) If the ROFO Offeree does exercise the Regulatory Transfer ROFO to acquire all of the ROFO Offeror’s Units and any other Equity Securities offered in the ROFO Notice, then the closing of the purchase and sale pursuant to the Regulatory Transfer ROFO shall take place at the offices of the Company no later than thirty (30) days after delivery of the ROFO Purchase Notice, or at such other place or on such other date as the applicable parties may agree or such later date as may be reasonably necessary to obtain any required regulatory approvals. In connection with such purchase and sale, each party shall execute and deliver all agreements, certificates and other documentation reasonably requested by, and in form and substance reasonably satisfactory to, the other party to effect the purchase of such Units and any other Equity Securities hereunder.

(iv) If the ROFO Offeree does not exercise the Regulatory Transfer ROFO to acquire all of the ROFO Offeror’s Units and any other Equity Securities offered in the ROFO Notice, then the ROFO Offeror shall thereafter, subject to compliance with Section 8.04, be free for a period equal to the lesser of (x) the date by which such ROFO Offeror is required to divest such Units and any other Equity Securities as directed by the applicable regulatory authority initiating such divestiture and (y) one hundred and eighty (180) days after the date of delivery of the ROFO Notice (as such period may reasonably be extended to obtain any required regulatory approvals, subject to the foregoing clause (x)) to sell or otherwise Transfer the ROFO Offeror’s Equity Securities to a third party at price equal to or greater than 95% of the ROFO Price; provided, that if such Transfer is not completed within such one hundred and eighty (180) day period (as such period may be reasonably extended to obtain any required regulatory approvals), the provisions of this Section 8.01(g) shall again be required to be satisfied with respect to such Equity Securities and the ROFO Offeror shall be required to deliver a new ROFO Notice to the ROFO Offeree, and the ROFO Offeree shall again have a Regulatory transfer ROFO as provided in this Section 8.01(g).

Section 8.02 Admission of Members. A Person may be admitted to the Company as a Member in connection with the Transfer of any Equity Securities to such Person as permitted under the terms of this Agreement (a “Substituted Member”) upon executing (i) a joinder or counterpart to this Agreement, accepting and agreeing to be bound by all of the terms and conditions hereof, or an amendment to this Agreement if so determined in the discretion of the Board of Managers, and (ii) such other documents or instruments as the Board of Managers determines are necessary or appropriate to effect such Person’s admission as a Member and to ensure restraint on alienation consistent with the language and intent of this Agreement. Such admission shall become effective on the date on which the Board of Managers determines in its sole discretion that such conditions have been satisfied. Upon such admission, the Board of Managers shall update Schedule I, Schedule II and/or Schedule III as applicable to reflect such admission.

Section 8.03 FMV Purchase or Forced Sale Right. After the fifth anniversary of the Closing, each Majority Investor shall have the right, in its capacity as a Member, to deliver a Forced Sale or FMV Purchase Notice to the other Majority Investor and consummate a FMV Purchase or Forced Sale in accordance with the provisions set forth in Section 4.11 as appropriate; provided, however, that no Majority Investor shall be entitled to deliver a Forced Sale or FMV Purchase Notice more than once in any 12 month period. In the event the Majority Investors agree upon the terms of a Sale of the Company, including through a Forced Sale, each of the Members will be required to participate in accordance with the provisions set forth in Section 4.11.

Section 8.04 Tag-Along Rights.

(a) Subject to Section 8.04(j), if (x) prior to the fifth anniversary of the Closing, a proposed Transfer is approved by the Majority Investors pursuant to Section 8.01(a)(ii), any Member, or (y) a Majority Investor or its Permitted Transferee (as applicable, the “Tag-Along Seller”) proposes to Transfer any Units to any Third Party or Third Parties including for the purposes of this Section 8.04 the Company or any of its Subsidiaries) (the “Tag-Along Purchaser”) in a single transaction or in a series of related transaction (the “Tag-Along Sale”), then the Tag-Along Seller shall first, by written notice to the Company, which shall provide each of the Qualifying Members with a copy of such notice (the “Tag-Along Notice”), offer the Qualifying Members (the “Tag-Along Offer”) the opportunity to participate in such Transfer in accordance with this Section 8.04.

(b) The Tag-Along Notice shall identify (i) the class or classes of Units proposed to be sold by the Tag-Along Seller (the “Offered Securities”), (ii) the fraction expressed as a percentage, determined by dividing the number of units of the specified class of Units to be purchased from the Tag-Along Seller in such Tag-Along Sale by the number of units of such specified class or classes of Units held by such Tag-Along Seller (the “Tag-Along Sale Percentage”) (it being understood that (x) if the Tag-Along Seller owns any Vested Class B Units, the Tag-Along Sale Percentage shall be calculated on a post-conversion basis after giving effect to Section 8.04(e), and (y) the Company shall reasonably cooperate with the Tag-Along Seller in respect of the determination of the Tag-Along Sale Percentage), (iii) the purchase price for the Offered Securities (the “Tag-Along Price”) and the form of consideration for which the Tag-Along Price is proposed to be paid, (iv) the name and address of each proposed Third Party transferee, (v) the proposed Transfer date and (vi) all other material terms and conditions of the Tag-Along Offer, including a firm offer by each proposed Third Party transferee to purchase units of the specified class of Offered Securities.

(c) From the date of its receipt of the Tag-Along Notice, each Qualifying Member shall have the right (a “Tag-Along Right”), exercisable by written notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within ten (10) days after receipt of the Tag-Along Notice (such time period, the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer a number of Class A Units (on a post-conversion basis, as described in clause (e) below) held by such Qualifying Member (such number of units shall not in any event exceed the Tag-Along Sale Percentage of the total number of units of the specified class of Offered Securities held by such Qualifying Member on a post-conversion basis, as described in clause (e) below); provided, however, that the Tag-Along Notice Period shall be five (5) days in the event of a Tag-Along Sale involving a Regulatory Transfer. The Qualifying Members that exercise their Tag-Along Rights hereunder (the “Tagging Persons”) shall, upon request, deliver to the Tag-Along Seller, with the Tag-Along Response Notice, wire transfer instructions for payment of the purchase price for such Units of such Tagging Persons to be included in the Tag-Along Sale, together with, in respect of Management Members, a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Units on the terms set forth in the Tag-Along Notice. The price per Class A Unit (on a post-conversion basis, as described in clause (e) below) to be received by each Member will be determined as if the Company had been sold for the valuation implied by such Tag-Along Price (by extrapolating such valuation to a sale of all of the Units) and the proceeds of such sale had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 5.02.

(d) Delivery of the Tag-Along Response Notice with such wire transfer instructions and, in respect of Management Members, a limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by the Tagging Persons. In order to participate in a Tag-Along Sale, subject to Section 8.04(b), the Tagging Persons must agree to enter into and execute substantially identical agreements and documents as the Tag-Along Seller enters into and executes in connection with the Tag-Along Sale (it being understood that in no event shall FS or a Majority Investor be required to agree to any restrictive covenants other than customary covenants in respect of non-disclosure of confidential information and non-solicitation of employees).

(e) Any election by the Tag-Along Seller or any Tagging Person to include in the Tag-Along Sale any Vested Class B Units (it being understood, that no such election can be made in connection with a Tag-Along Sale with respect to Unvested Class B Units) shall automatically result in the conversion of the applicable number of such Tag-Along Seller’s or any Tagging Persons’ Vested Class B Units into the number of Class A Units equal to the Tag-Along Conversion Ratio (i.e., the Tag-Along Conversion Ratio multiplied by the number of Vested Class B Units held by such Person); provided, that such conversion shall be conditioned upon, and shall occur immediately prior to, the closing of the Tag-Along Sale (it being understood, for the avoidance of doubt, that any Vested Class B Units shall not be converted into Class A Common Units to the extent such Units are not included in the Tag-Along Sale, whether pursuant to Section 8.04(f), the failure of the Tag-Along Sale to be consummated, or otherwise).

(f) The Tag-Along Seller shall use commercially reasonable efforts to obtain the inclusion in the proposed Tag-Along Sale of the entire number of Units which each of the Tagging Persons requested to have included in the Tag-Along Sale (as evidenced in the case of the Tag-Along Seller by the Tag-Along Notice and in the case of each Tagging Person by such Tagging Person’s Tag-Along Response Notice). In the event the Tag-Along Seller shall be unable to obtain the inclusion of such entire number of Units in the proposed Tag-Along Sale, the number of Units to be sold in the proposed Tag-Along Sale shall be allocated among the Tag-Along Seller and each Tagging Person, in proportion, as nearly as practicable, as follows:

(i) there shall be first allocated to each Tag-Along Seller and each Tagging Person, a number of Units equal to the lesser of (x) the number of Units offered to be included by such Tagging Person (or proposed, in the case of the Tag-Along Seller) in the proposed Tag-Along Sale pursuant to this Section 8.04, and (y) a number of Units equal to its Tag-Along Portion; and

(ii) the balance, if any, not allocated pursuant to clause (i) above shall be allocated pro rata to each Tag-Along Seller and each Tagging Person; provided, that in no case shall any Tag-Along Seller or Tagging Person be allocated an aggregate amount of Units exceeding the number of Units elected to be included by such Tagging Person (or proposed, in the case of the Tag-Along Seller).

(g) If, at the end of a one-hundred eighty (180) day period after the date of receipt of the Tag-Along Notice (which one-hundred eighty (180) day period shall be extended, if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval, until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than two-hundred and forty (240) days after the date of receipt of the Tag-Along Notice), the Tag-Along Seller has not completed the Transfer of all such Offered Securities on substantially the same terms and conditions set forth in the Tag-Along Notice (but as to price, the terms shall be exactly the same), the Tag-Along Seller shall (i) promptly return to the applicable Tagging Persons the limited power-of-attorney (and all copies thereof), as applicable, together with any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of Units without again complying with this Section 8.04. Notwithstanding anything contained in this Section 8.04, but subject to its compliance with the terms hereof, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons if the Transfer of Units pursuant to this Section 8.04 is not consummated for whatever reason. The decision to effect a Transfer of Units pursuant to this Section 8.04 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(h) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit or cause to be remitted to the Tagging Persons the total consideration to be paid at the closing of the Tag-Along Sale for the Units of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the Tag-Along Response Notice, and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

(i) If at the termination of the Tag-Along Notice Period, any Qualifying Member has not elected to participate in the Tag-Along Sale, such Qualifying Member shall be deemed to have waived its rights under Section 8.04(a) with respect to, and only with respect to, the Transfer of its Units pursuant to such Tag-Along Sale.

(j) The provisions of this Section 8.04 (i) shall not apply to any proposed Transfer of Units (x) in a Drag-Along Transaction for which the Drag-Along Seller shall have elected to exercise its rights under Section 8.05, (y) by a Tag-Along Seller to a Permitted Transferee of such Tag-Along Seller, or (z) pursuant to a FMV Purchase and (ii) shall not apply to any proposed Transfer of Units by a Majority Investor in a Regulatory Transfer to the extent the provisions of this Section 8.04 would reasonably be expected to prevent or materially delay such Regulatory Transfer from being consummated within the time frame for such divestiture reasonably determined to be appropriate or reasonable based on discussions with applicable regulatory authority. Notwithstanding anything to the contrary herein, in the event of a Transfer of Units by a Majority Investor in a Regulatory Transfer, only the other Majority Investor and its Permitted Transferees and, to the extent such other Majority Investor is participating in such Regulatory Transfer, FS shall have the right to exercise a Tag-Along Right in accordance with this Section 8.04.

(k) The provisions of this Section 8.04 shall terminate upon the occurrence of, and shall not apply with respect to or in connection with, an Initial Public Offering.

Section 8.05 Drag-Along Rights.

(a) Subject to Section 8.06, if at any time the Majority Investors jointly in their capacities as Members (collectively, the “Drag-Along Seller”) propose to Transfer Units and/or any other Equity Securities in a transaction or series of transactions that qualifies as a Drag-Along Transaction, the Drag-Along Seller may at its option require each Member that is not the Drag-Along Seller (the “Other Members”), and each Other Member hereby agrees, if such Drag-Along Transaction is structured as a Transfer of Units and/or other Equity Securities (whether by sale of Units or other Equity Securities, merger, consolidation, reorganization or otherwise) to Transfer the Drag-Along Portion of Class A Units and Class B Units that are or will become Vested Class B Units as a result of the Drag-Along Transaction then held by such Other Member on the same terms and conditions as are applicable to the Drag-Along Seller and the price per unit to be received by each Member will be determined as if the Company had been sold for the valuation implied by the price per Unit being paid in such Drag-Along Transaction (by extrapolating such valuation to a sale of all of the Units to the extent that such Drag-Along Transaction is not a sale of all of the Units) and the proceeds of such sale had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 5.02. All Other Members shall reasonably cooperate in, and shall take all actions requested by the Drag-Along Seller that are reasonably necessary or desirable to consummate the Drag-Along Transaction, including (i) to the extent applicable, voting their respective Equity Securities (or executing and delivering any written consents in lieu thereof) in favor of the Drag-Along Transaction and all actions deemed reasonably necessary by the Drag-Along Seller in connection with the Drag-Along Transaction, (ii) subject to Section 8.06, entering into agreements with the Drag-Along Transferee on terms substantially identical to those (if any) entered into between the Drag-Along Transferee and the Drag-Along Seller (except for FS, who shall in no event be required to be bound by any non-competition, non-solicitation or similar covenant or agreement), and (iii) if applicable, taking all actions necessary to cause the Board of Managers to approve the Drag-Along Transaction.

(b) Each Management Member and FS hereby grants to the Drag-Along Seller a power of attorney to execute and deliver in the name and on behalf of such Management Member all such agreements, instruments and other documentation (including any written consents of Members) as is required to Transfer the Units and any other Equity Securities held by such Management Member and FS to the Drag-Along Transferee. The limited power of attorney referenced in the preceding sentence shall only be exercised with respect to FS if the Board of Managers has determined that FS is in breach of its covenants under this Section 8.05 and written notice of such breach has been provided to FS.

(c) The Drag-Along Seller shall provide written notice of such Drag-Along Transaction to the Other Members (a “Drag-Along Transaction Notice”) not later than twenty (20) days prior to the proposed Drag-Along Transaction. The Drag-Along Transaction Notice shall identify the Drag-Along Transferee, the consideration for which a Transfer is proposed to be made (the “Drag-Along Transaction Price”) and all other material terms and conditions of the Drag-Along Transaction, including the form of the proposed agreement. Each Other Member shall be required to participate in the Drag-Along Transaction on the terms and conditions set forth in the Drag-Along Transaction Notice and to tender its Units and/or other Equity Securities. Not later than ten (10) days after receipt of the Drag-Along Transaction Notice (the “Drag-Along Transaction Notice Period”), each of the Other Members shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Transaction Notice wire transfer instructions for payment of the purchase price (to the extent applicable) for such Units and/or other Equity Securities of such Other Member and an agreement that the Board of Managers may cause the books and records of the Company to reflect that such Units and/or other Equity Securities are bound by the provisions of this Section 8.05(c) and that such Units and/or other Equity Securities shall be Transferred to the Drag-Along Transferee in connection with the consummation of the Drag-Along Transaction.

(d) The Drag-Along Seller shall have a period of one-hundred and eighty (180) days from the date of receipt of the Drag-Along Transaction Notice to consummate the Drag-Along Transaction on the terms and conditions set forth in such Drag-Along Transaction Notice; provided, that if such Drag-Along Transaction is subject to regulatory approval, such one-hundred eighty (180) day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event to later than two-hundred and forty (240) days after the date of receipt of the Drag-Along Transaction Notice (the “Drag-Along Transaction Period”). If the Drag-Along Transaction shall not have been consummated during the Drag-Along Transaction Period, the Drag-Along Seller shall promptly return any documents in the possession of the Drag-Along Seller executed by the Other Members in connection with the Drag-Along Transaction, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Units and/or other Equity Securities owned by the Other Members shall again be in effect.

(e) Concurrently with the consummation of the Drag-Along Transaction, the Drag-Along Seller (i) shall give notice thereof to the Other Members, (ii) shall remit or cause to be remitted to each of the Other Members that has complied with its obligations under this Section 8.05 and Section 8.06 the total consideration to be paid at the closing of the Drag-Along Transaction (the cash portion of which is to be paid by wire transfer of immediately available funds in accordance with such Other Member’s wire transfer instructions) for the Units and/or other Equity Securities Transferred by such Other Members pursuant hereto, and (iii) shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Members.

(f) Notwithstanding anything to the contrary in this Section 8.05, but subject to its compliance herewith, there shall be no liability on the part of the Drag-Along Seller or any other Person to the Other Members if the Transfer of Units and/or other Equity Securities pursuant to this Section 8.05 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Transaction Notice. The decision to effect a Transfer of Units and/or other Equity Securities pursuant to this Section 8.05 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

(g) Notwithstanding anything to the contrary herein, no Other Member may Transfer any of its Units or other Equity Securities (whether to a Permitted Transferee or otherwise, except in connection with the Drag-Along Transaction) during the period beginning on the date of receipt of the Drag-Along Transaction Notice and ending at such earlier time as the Drag-Along Transaction (x) is consummated, (y) is abandoned or terminated (with notice of such abandonment or termination having been provided by the Drag-Along Seller) or (z) fails to be consummated within the timeframe set forth in Section 8.05(d).

(h) To the maximum extent provided by law, in connection with any Drag-Along Transaction, each Member hereby waives all claims, including any claims for breach of any duty arising out of or related to any Drag-Along Transaction, including claims relating to the fairness of the Drag-Along Transaction, the price paid for Units in such Drag-Along Transaction, the process or timing of such Drag-Along Transaction or any similar claims arising from the Drag-Along Transaction. For the avoidance of doubt, subject to the terms of this Section 8.05, the obligations of the Members pursuant to this Section 8.05 shall not in any way be limited or otherwise affected by the amount, nature, form or terms of the consideration to be paid in any Drag-Along Transaction, even if such Drag-Along Transaction results in no consideration being paid or payable to such Member.

Section 8.06 Additional Provisions Related to Tag-Along Sales and Drag-Along Transactions. Notwithstanding anything contained in Sections 8.04 or 8.05 to the contrary, in connection with a Tag-Along Sale under Section 8.04 or a Drag-Along Transaction under Section 8.05:

(a) each Member shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer (subject to the limitations on certain covenants expressly set forth in Sections 8.04(d) and 8.05(a)), (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Tag-Along Seller or Drag-Along Seller, as the case may be, (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided, that no Member shall be obligated (A) to indemnify, other than severally and proportionately (and not jointly) indemnify, any Person in connection with such Tag-Along Sale or Drag-Along Transaction, as the case may be, (B) to incur liability to any Person in connection with such Tag-Along Sale or Drag-Along Transaction, as the case may be, including under any indemnity, in excess of the lesser of (1) its pro rata share of such liability based on the proceeds to be realized by such Member from its Equity Securities in such sale and (2) the proceeds realized by such Member in such sale, or (C) to make any representations and warranties relating to any other Member or be liable for any indemnification with respect to such representation and warranties of other Members; and (iv) reasonably cooperate in obtaining all governmental and third-party consents and approvals reasonably necessary or desirable to consummate such Tag-Along Sale or Drag-Along Transaction;

(b) in the event the consideration to be paid in exchange for Units or other Equity Securities in a Tag-Along Sale includes any securities, and the receipt thereof by a Member would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Tag-Along Sale, or (ii) the provision to any Tag-Along Seller of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for the Tag-Along Sale, then such Member shall not have the right to sell Units or other Equity Securities in such proposed Tag-Along Sale. In such event, the Tag-Along Seller shall have the right, but not the obligation, to cause to be paid to such Member in lieu thereof, against surrender of the Units and/or other Equity Securities which would have otherwise been Transferred by such Member to the prospective purchaser in the proposed Tag-Along Sale, an amount in cash equal to the fair market value (as reasonably determined by the Board of Managers) of such Units and/or other Equity Securities as of the date such securities would have been issued in exchange for such Units and/or other Equity Securities;

(c) in connection with a Drag-Along Transaction, the Company will, if applicable, enter into a definitive agreement with the proposed transferee(s) providing for such Transfer, and the Company will make and agree to representations, warranties, covenants and indemnities and other similar agreements that are reasonable and customary for negotiated transactions of the type contemplated by such Transfer;

(d) the Company and the Board of Managers will reasonably cooperate with any Member and any proposed transferee, and their respective advisors, to facilitate and effect any Tag-Along Sale or Drag-Along Transaction and, subject to any proposed transferee executing a reasonably satisfactory confidentiality agreement with the Company, the Company will, and will cause its and its Subsidiaries’ employees and personnel to, use its and their reasonable best efforts to facilitate and support any due diligence process being undertaken in connection with such proposed Tag-Along Sale or Drag-Along Transaction;

(e) the Company and the Members will reasonably cooperate in the obtaining of all governmental and third-party approvals and consents reasonably necessary or desirable to consummate such Transfer;

(f) in connection with a Drag-Along Transaction, if the Company or the Members enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Member will, at the request of the Board of Managers, appoint a “purchaser representative” (as such term is defined in Rule 501) reasonably acceptable to the Board of Managers. If any such Member appoints a purchaser representative designated by the Board of Managers, then the Company shall pay the fees of such purchaser representative, but if such Member declines to appoint the purchaser representative designated by the Company, such Member shall appoint another purchaser representative, and the Company shall be responsible for the fees of the purchaser representative so appointed; and

(g) (i) all reasonable costs and expenses incurred by the Board of Managers, the Majority Investors, FS and the Company in connection with any proposed Drag-Along Transaction (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company and (ii) with respect to the Management Members, the reasonable costs and expenses of one counsel up to a maximum of $25,000 in the aggregate shall be paid by the Company. All reasonable costs and expenses incurred by the Members or the Company in connection with any proposed Tag-Along Sale (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be borne by the party incurring such costs and expenses.

Section 8.07 Transfers to Permitted Transferees. Subject to Section 8.01, any Member may at any time Transfer any or all of its Class A Units to a Permitted Transferee without the consent of any Person and without compliance with Section 8.04, to the extent applicable, so long as such Permitted Transferee (including any Permitted Transferee acquiring such Equity

Securities by operation of law) shall have agreed in writing to be bound by the terms of this Agreement by executing and delivering the agreements, documents and other instruments required pursuant to Section 8.02; provided that in connection with a Transfer by a Management Member to a Permitted Transferee, such Management Member shall require such Permitted Transferee to agree in writing that if such transferee ceases to be a Permitted Transferee of such Management Member, then such transferee shall, prior to ceasing to be a Permitted Transferee, Transfer such Units back to such Management Member. Such Member must give prior written notice to the Company and the Majority Investors of any proposed Transfer to a Permitted Transferee specifying the class and number of Units to be Transferred, the identity of such proposed Permitted Transferee, together with such other documentation reasonably requested by the Board of Managers, to ensure compliance with the terms of this Agreement.

Section 8.08 Bankruptcy or Death of a Member. The Bankruptcy or death of a Member shall not cause a dissolution of the Company, but the rights of such Member to receive distributions and to Transfer its Interests pursuant to Section 8.01 shall, on the happening of such an event, devolve on its successor, administrator or other legal representative for the purpose of settling its estate or administering its property, subject to the terms and conditions of this Agreement, and the Company shall continue as a limited liability company. Such successor or representative, however, shall become a Substitute Member only as provided in Section 8.02 with respect to a transferee of such Member’s Interests. The successor or estate of such Member shall be liable for all the obligations of such bankrupt or deceased Member.

Section 8.09 Roll-Up Transaction. Notwithstanding anything to the contrary contained in this Agreement, in connection with an Initial Public Offering, each of the Members hereby agrees that it will, at the expense of the Company, take such action and execute such documents (including such agreements as are necessary to memorialize substantially the same terms governing the conduct of the parties in connection with and following an Initial Public Offering as are contained in this Agreement) as may reasonably be requested to effect such Initial Public Offering, including a recapitalization, reorganization, change of form and/or exchange of the capital of the Company into Equity Securities or securities of another entity that the Board of Managers finds acceptable (the Company, or any successor to the Company by way of conversion or restructuring, or parent of the Company, or any of their respective Subsidiaries, or other resulting entity, the “IPO Issuer”), in each case, substantially concurrently with the closing of the Initial Public Offering (a “Roll-Up Transaction”); provided, that, in connection with any Roll-Up Transaction, the Members shall be entitled to receive that value of capital stock of the corporation whose shares of capital stock are being sold in connection with such Initial Public Offering that equals the amount such Member would be entitled to receive relative to the Units or other Equity Securities which such Member held in the Company immediately prior to such Roll Up Transaction, under Section 9.03 if a liquidation of the Company had occurred immediately prior to the consummation of such Initial Public Offering, with the proceeds in such liquidation equal in amount to the implied aggregate equity valuation of such corporation immediately prior to the consummation of such Initial Public Offering minus such Member’s pro rata portion of all underwriting discounts, selling commissions and stock transfer taxes (such pro rata portion to be calculated based on the value of the capital stock received by such Member (as compared to all Members) in such Initial Public Offering); provided, further, that any capital stock of the corporation received pursuant to this Section 8.09 in respect of Unvested Class B Units shall be subject to the same vesting requirements as the Unvested Class B Units held by such Member immediately prior to any Roll-Up Transaction; provided, further, that the Board of Managers will use commercially reasonable efforts to ensure that any such Roll-Up Transaction is structured in a manner that gives appropriate consideration to Initial Public Offering execution and pricing, the tax positions of the Members and their equity holders, and any other considerations that are material in the context of an Initial Public Offering. The IPO Issuer and the Members shall enter into a new registration rights agreement that will contain and provide for and otherwise reflect the intent of, the terms and provisions set forth in Sections 8.10 through 8.22 hereof (and any defined terms contained therein).

Section 8.10 Demand Registration.

(a) At any time after the six month anniversary of the consummation by the IPO Issuer of the Initial Public Offering, each Majority Investor may request in writing that the IPO Issuer effect the registration under the Securities Act of all or any portion of their Registrable Equity Securities, and specifying the intended method of disposition thereof (each such request, a “Demand Registration”), and the IPO Issuer shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of all Registrable Equity Securities for which such Majority Investor has requested registration under this Section 8.10; provided, that the IPO Issuer shall not be obligated to effect a Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Equity Securities requested to be included by such Majority Investor in such Demand Registration are at least $25,000,000.

(b) At any time prior to the effective date of the Registration Statement relating to such registration, the Majority Investor who requested the registration may revoke their registration request without liability to such Majority Investor, by providing a notice to the IPO Issuer revoking such request.

(c) The IPO Issuer shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such Registration is effected; provided, that the participating Members holding Registrable Equity Securities shall each pay their pro rata portion of all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Equity Securities.

(d) Subject to Section 8.11(b), if a Demand Registration involves a public offering and the managing underwriter advises the IPO Issuer and the Majority Investors that, in its view, the number of Registrable Equity Securities that the Majority Investors, the Members (pursuant to Section 8.11) and the IPO Issuer propose to include in such registration exceeds the largest number of Registrable Equity Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Equity Securities can be sold (the “Demand Maximum Offering Size”), the IPO Issuer shall only include in such registration Registrable Equity Securities of the Majority Investors and the Members up to the Demand Maximum Offering Size (with the number of Registrable Equity Securities of the Majority Investors and the Members included in such registration reduced pro rata based on their relative number of Registrable Equity Securities requested to be included in the Demand Registration).

(e) The IPO Issuer may defer the filing (but not the preparation) of a Registration Statement, or suspend the continued use of a Registration Statement, required by this Section 8.10 for a period of up to thirty (30) days after the request to file a Registration Statement if at the time the IPO Issuer receives the request to register Registrable Equity Securities, the IPO Issuer or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Registration Statement (but would not be required if such Registration Statement were not filed), and the Board of Managers (or board of directors of the IPO Issuer) determines in good faith, after consultation with external legal counsel, that such disclosure would have a material adverse effect on the IPO Issuer or its business or on the IPO Issuer’s ability to effect a proposed material acquisition, disposition, financing, reorganization, recapitalization or similar transaction. A deferral of the filing of a Registration Statement, or the suspension of the continued use of a Registration Statement, pursuant to this Section 8.10(e), shall be promptly lifted, and the requested Registration Statement shall be filed as expeditiously as possible, in the case of a deferral, if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a Registration Statement, or suspend the continued use of a Registration Statement, pursuant to this Section 8.10(e), the IPO Issuer shall promptly (but in any event within five (5) days), upon determining to seek such deferral or suspension, deliver to the Majority Investors a certificate signed by the Board of Managers (or board of directors of the IPO Issuer) stating that the IPO Issuer is deferring such filing, or suspending the continued use of a Registration Statement, pursuant to this Section 8.10(e) and a general statement of the reason for such deferral or suspension, as the case may be, and an approximation of the anticipated delay. The IPO Issuer may defer the filing, or suspend the continued use of, a particular Registration Statement pursuant to this Section 8.10(e) no more than twice in any twelve month period; provided, that there must be an interim period of at least ninety (90) days between the end of one deferral or suspension period and the beginning of a subsequent deferral or suspension period. In the event the IPO Issuer exercises its rights under this Section 8.10(e), the IPO Issuer will, within ten (10) days following receipt by the Majority Investors of the notice of deferral or suspension, as the case may be, update the deferred or suspended Registration Statement as may be necessary to permit the Majority Investors to resume use thereof in connection with the offer and sale of its Registrable Equity Securities in accordance with applicable law.

Section 8.11 Piggyback Registration.

(a) If the IPO Issuer proposes to register any Equity Securities under the Securities Act (whether for itself or otherwise in connection with a sale of securities by another Person (including a Demand Registration by a Majority Investor), but other than (i) in connection with a Shelf Registration and any resale of Registrable Equity Securities pursuant to a Shelf Registration, which shall be governed by the terms of Section 8.12, (ii) a registration on a Form S-4 (or any successor or similar form) in connection with a direct or indirect acquisition by the IPO Issuer of another Person, (iii) a registration on a Form S-8 (or any successor or similar form), or (iv) an Initial Public Offering unless Registrable Equity Securities of a Majority Investor are registered, the IPO Issuer shall at each such time give prompt written notice at least fifteen (15) days prior to the anticipated filing date of the Registration Statement relating to such registration to each Member holding Registrable Equity Securities hereunder, which notice shall set forth such Member’s rights under this Section 8.11 and shall offer such Member the opportunity to include in such Registration Statement all or any portion of the Registrable Equity Securities held by such Member (a “Piggyback Registration”), subject to the restrictions set forth herein. Upon any such request of any such Member made within fifteen (15) days after the receipt of notice from the IPO Issuer (which request shall specify the number of Registrable Equity Securities intended to be registered by such Member), the IPO Issuer shall use its reasonable best efforts to effect the registration under the Securities Act of all such Registrable Equity Securities that the IPO Issuer has been so requested to register by all such Members; provided, that if such registration involves a Public Offering, all such Members requesting to be included in the IPO Issuer’s registration must sell their Registrable Equity Securities to the underwriters selected as provided in Section 8.14(f) on the same terms and conditions as apply to the IPO Issuer or any other selling equity holders; provided, however, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Equity Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested and (iv) such information furnished in writing to the IPO Issuer by such Person or on behalf of such Person expressly for use in the Registration Statement; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Equity Securities, and the liability of each such Person will be in proportion thereto; and provided, further, that such liability will be limited to the net proceeds received by such Person from the sale of his, her or its Registrable Equity Securities pursuant to such registration. If, at any time after giving notice of its intention to register any Registrable Equity Securities pursuant to this Section 8.11(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the IPO Issuer or the initiating holders, as applicable, shall decide for any reason not to register such securities, the IPO Issuer shall give notice to all such Members and, thereupon, shall be relieved of its obligation to register any Registrable Equity Securities in connection with such registration. No registration effected under this Section 8.11 shall relieve the IPO Issuer of its obligations to effect a Demand Registration to the extent required by Section 8.10. The IPO Issuer shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

(b) If a Piggyback Registration involves a Public Offering and the managing underwriter advises the IPO Issuer that, in its view, the number of Registrable Equity Securities that the IPO Issuer and all selling equity holders propose to include in such registration exceeds the largest number of Registrable Equity Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Equity Securities can be sold (the “Piggyback Maximum Offering Size”), the

IPO Issuer shall include in such registration, in the following priority, up to the Piggyback Maximum Offering Size:

(i) first, such number of Registrable Equity Securities proposed to be registered for the account of the IPO Issuer, if any, as would not cause the offering to exceed the Piggyback Maximum Offering Size; and

(ii) second, all Registrable Equity Securities requested to be included in such registration by any Members pursuant to Section 8.10 and this Section 8.11 (the Registrable Equity Securities in this clause (ii) allocated, if necessary for the offering not to exceed the Piggyback Maximum Offering Size, pro rata among such Members based on their relative number of Registrable Equity Securities requested to be included in the Piggyback Registration); provided, however, that notwithstanding the foregoing, in no event shall the number of Registrable Equity Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the Initial Public Offering, in which case the selling Members may be excluded further if the underwriters make the determination described above and no other Member’s securities are included in such offering.

Section 8.12 Shelf Registration.

(a) As soon as reasonably practicable after the Initial Public Offering, the IPO Issuer will use its reasonable best efforts, consistent with the terms of this Agreement, to qualify for and remain eligible to use Form S-3 registration or a similar short-form registration. At any time after the IPO Issuer becomes eligible to use Form S-3 registration or a similar short-form registration, upon receipt of a written request (the “Shelf Request”) from either of the Majority Investors that the IPO Issuer file a “shelf” Registration Statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) on Form S-3 (or any successor form to Form S-3, or any similar short-form Registration Statement), covering the resale of Registrable Equity Securities, the IPO Issuer shall (i) consistent with the terms of this Agreement, cause the Shelf Registration to be filed with the Commission as soon as practicable (but in no event later than twenty (20) days following its receipt of the Shelf Request) and to include all Registrable Equity Securities held by the Majority Investors, Management Members and FS (or such lesser amount of Registrable Equity Securities as FS, the Management Members and each Majority Investor may request) to be registered on such form for offering, and (ii) use its reasonable best efforts, consistent with the terms of this Agreement, to cause such Shelf Registration to be declared effective by the Commission as soon as possible. The IPO Issuer shall use reasonable best efforts to maintain in effect, supplement and amend, if necessary the Shelf Registration, as required by the instructions applicable to such registration form or by the Securities Act or as reasonably requested by the Majority Investors and will furnish to the holders of Registrable Equity Securities copies of any supplement or amendment to such Shelf Registration after the close of business at least one (1) Business Day prior to such supplement, amendment or document being used and/or filed with the Commission. If at any time the Shelf Registration ceases to be effective, then the IPO Issuer shall use its reasonable best efforts to file and cause to become effective a new “shelf” registration statement as promptly as practicable. If, after the Shelf Registration has become effective, any stop order, injunction or other order or requirement of the Commission or other Governmental Authority or other Person with regulatory authority over the IPO Issuer is threatened, then the IPO Issuer shall use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration or any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as reasonably practicable. The provisions of this Section 8.12 shall be applicable to each take-down from a Shelf Registration initiated under this Section 8.12 and any subsequent resale of Registrable Equity Securities pursuant thereto; provided, that the reasonably anticipated gross proceeds from any such take-down from a Shelf Registration initiated under this Section 8.12 shall equal at least $10,000,000, and, in the case of FS, FS shall be limited to two take-downs in total from a Shelf Registration.

(b) The IPO Issuer shall be liable for and pay all Registration Expenses in connection with each Shelf Registration, regardless of whether such Shelf Registration is effected, and any underwritten resale of Registrable Equity Securities which is not pursuant to a Demand Registration under Section 8.10 and with respect to which such Shelf Registration is expressly being utilized to effect such resale (an “Underwritten Shelf Take-Down”); provided, that the participating Members holding Registrable Equity Securities shall each pay their pro rata portion of all underwriting discounts, selling commissions and stock transfer taxes applicable to such resale of Registrable Equity Securities.

Section 8.13 Lock-Up Agreements.

(a) In connection with each underwritten Public Offering and if requested by the managing underwriter, the Members agree not to effect any public sale or private offer or distribution (other than a distribution-in-kind pro rata to all stockholders, limited partners or members, as the case may be, of such Member) of any Registrable Equity Securities during the ten (10) days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed ninety (90) days (one-hundred and eighty (180) days in the case of the Initial Public Offering) as may be requested by the managing underwriter; provided, that such lock-up agreements are also required from all managers, directors, executive officers and Members who hold Registrable Equity Securities; provided, further, that each such manager, director, executive officer or Member referenced in the foregoing proviso, shall enter into such lock-up agreements if so required. Notwithstanding the foregoing, this Section 8.13 shall not apply to any sale by a Member or a manager, director or officer of a Member of Equity Securities acquired in open market transactions or block purchases by such Member or its Affiliates subsequent to the Initial Public Offering. Any discretionary waiver or reduction of the requirements under the foregoing provisions made by the IPO Issuer or the applicable lead managing underwriters shall apply to each Member on a pro rata basis.

(b) Notwithstanding anything herein to the contrary, if the IPO Issuer shall, at any time, register under the Securities Act an offering and sale of Registrable Equity

Securities held by the Members for sale to the public pursuant to an underwritten Public Offering, the IPO Issuer shall not, without the prior written consent of the lead underwriters for such offering, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the lead underwriters and that is for the same period and on substantially similar terms as agreed to by the Majority Investors.

(c) At any time following the Initial Public Offering, the Majority Investors may elect (on behalf of themselves and their Affiliates (collectively, the “Withdrawing Holders”)), by written notice to the IPO Issuer, to withdraw from the provisions of Sections 8.10 to 8.22 and as a result of such withdrawal, such Withdrawing Holders shall no longer be entitled to the rights, nor be subject to the obligations, of Sections 8.10 to 8.22 and the Equity Securities held by the Withdrawing Holders shall conclusively be deemed thereafter not to be “Registrable Equity Securities” under this Agreement. No withdrawal pursuant to this Section 8.13(c) shall release any Withdrawing Holder from its indemnification and contribution rights and obligations, if any, pursuant to Sections 8.16 and 8.18.

Section 8.14 Registration Procedures. Whenever any Members request that any Registrable Equity Securities be registered pursuant to, and in accordance with, Section 8.10, Section 8.11, or Section 8.12 hereof, subject to the provisions of such Sections, the IPO Issuer shall use its reasonable best efforts to effect the registration and the sale of such Registrable Equity Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The IPO Issuer shall, as expeditiously as possible, and, if the IPO Issuer is not qualified for the use of Form S-3, no later than sixty (60) days from the date of receipt by the IPO Issuer of the written request, and if the IPO Issuer is qualified for use of Form S-3, no later than forty-five (45) days from the date of receipt by the IPO Issuer of the written request, prepare and file with the Commission a Registration Statement on any form for which the IPO Issuer then qualifies and the managing underwriter, if any, and the Majority Investors shall deem appropriate and which form shall be available for the sale of the Registrable Equity Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed Registration Statement to become and remain effective for a period of not less than one-hundred and eighty (180) days or in the case of a Shelf Registration, not less than two (2) years (or such shorter period in which all of the Registrable Equity Securities of the Majority Investors included in such Registration Statement shall have actually been sold thereunder); provided, however, that such one-hundred and eighty (180) day period or two (2) year period, as applicable, shall be extended for a period of time equal to the period any Member refrains from selling any securities included in such registration at the request of an underwriter and, in the case of any Shelf Registration, subject to compliance with applicable Commission rules, such two (2) year period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Equity Securities are sold.

(b) Prior to filing a Registration Statement or prospectus or any amendment or supplement thereto, the IPO Issuer shall furnish to each participating Member and each underwriter, if any, of the Registrable Equity Securities covered by such Registration Statement, copies of such Registration Statement as proposed to be filed, and thereafter the IPO Issuer shall furnish to such Member and underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Member or underwriter may reasonably request in order to facilitate the disposition of the Registrable Equity Securities owned by such Member.

(c) After the filing of the Registration Statement, the IPO Issuer shall (i) promptly notify each Member holding Registrable Equity Securities covered by such Registration Statement of the time when such Registration Statement has been declared effective or a supplement or amendment to any prospectus forming a part of such Registration Statement has been filed, (ii) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and shall incorporate such information as the managing underwriter or underwriters and the Majority Investors agree should be included therein relating to the plan of distribution, (iii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Equity Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition thereof by the Members set forth in such Registration Statement or supplement to such prospectus, and (iv) promptly notify each Member holding Registrable Equity Securities covered by such Registration Statement of any stop order issued or threatened by the Commission or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The IPO Issuer shall use its reasonable best efforts to (i) register or qualify the Registrable Equity Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Member holding such Registrable Equity Securities reasonably (in light of such Member’s intended plan of distribution) requests and (ii) cause such Registrable Equity Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the IPO Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable Members to consummate the disposition of the Registrable Equity Securities owned by them; provided, that the IPO Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.14(d), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

(e) The IPO Issuer shall immediately notify each Member holding Registrable Equity Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Equity Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Member and file with the Commission any such supplement or amendment.

(f) The Board of Managers (or the board of directors of the IPO Issuer) shall have the right to select the underwriter or underwriters in connection with any Public Offering, provided that the holders of a majority of the Registrable Equity Securities included in any Demand Registration or Underwritten Shelf Take-Down shall have the right to select the underwriter or underwriters in connection with such Public Offering. In connection with any Public Offering, the IPO Issuer shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement on the part of the selling Members is not more extensive than the indemnity described in Section 8.16 hereof), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Equity Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA. The IPO Issuer shall make such representations and warranties to the holders of Registrable Equity Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Majority Investors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Equity Securities. Each Member participating in such underwriting shall also enter into such agreement, provided that the terms of any such agreement are consistent with this Agreement.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the IPO Issuer, the IPO Issuer shall make available for inspection by the Majority Investors and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the IPO Issuer pursuant to this Section 8.14 and any attorney, accountant or other professional retained by the Majority Investors or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the IPO Issuer (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the IPO Issuer’s officers, managers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the IPO Issuer determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law. Each Member agrees that at the time that such Member is a Registering Member, information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in Equity Securities unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the IPO Issuer and allow the IPO Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The IPO Issuer shall cause to be furnished to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the IPO Issuer and (ii) a comfort letter or comfort letters from the IPO Issuer’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as such managing underwriter therefor reasonably requests; provided, that, if a signed counterpart of an opinion or opinions of counsel to the IPO Issuer is furnished to the Majority Investors, such opinion or opinions of counsel to the IPO Issuer shall also be furnished to each other participating Member holding Registrable Securities.

(i) The IPO Issuer shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder. The IPO Issuer shall cooperate with each seller of Registrable Equity Securities and each underwriter, if any, participating in the disposition of such Registrable Equity Securities and their respective counsel in connection with any filings to be made with FINRA.

(j) The IPO Issuer may require each Registering Member, by written notice given to each such Registering Member not less than ten (10) days prior to the filing date of such Registration Statement, to promptly, and in any event within seven (7) days after receipt of such notice, furnish in writing to the IPO Issuer such information regarding the distribution of the Registrable Equity Securities as the IPO Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration. Each holder of Registrable Equity Securities agrees to furnish such information to the IPO Issuer and cooperate with the IPO Issuer as reasonably necessary to enable the IPO Issuer to comply with the provisions of this Agreement.

(k) Each Member agrees that at the time that such Member is a Registering Member, upon receipt of any written notice from the IPO Issuer of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Equity Securities covered by a Registration Statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Equity Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Member shall forthwith discontinue disposition of Registrable Equity Securities pursuant to the Registration Statement covering such Registrable Equity Securities until such Member’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the IPO Issuer, such Member shall deliver to the IPO Issuer all copies, other than any permanent file copies then in such Member’s possession, of the most recent prospectus covering such Registrable Equity Securities at the time of receipt of such notice. If the IPO Issuer shall give such notice, the IPO Issuer shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 8.14(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 8.14(e) to the date when the IPO Issuer shall make available to such Member a prospectus supplemented or amended to conform with the requirements of Section 8.14(e).

(l) The IPO Issuer shall use its reasonable best efforts to list all Registrable Equity Securities covered by such Registration Statement on any securities exchange (including NASDAQ) on which any of the Registrable Equity Securities are then listed or traded and if none of the Registrable Equity Securities are so listed, on any securities exchange (including NASDAQ) on which similar securities issued by the IPO Issuer are then listed, and if no such similar securities are listed, on any national securities exchange.

(m) The IPO Issuer shall have appropriate officers of the IPO Issuer (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other reasonable actions to obtain ratings for any Registrable Equity Securities, and (iii) otherwise use their reasonable best efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Equity Securities.

(n) If any Registration Statement refers to any Member by name or otherwise as the holder of any Equity Securities, and if, based on the reasonable advice of such Member’s counsel, such Member is or would be deemed to be an underwriter or a controlling person of the IPO Issuer, then such Member shall have the right to require (i) the insertion of language in the Registration Statement, in form and substance satisfactory to such Member and presented to the IPO Issuer in writing, to the effect that the holding by such Member of such Equity Securities is not to be construed as a recommendation by such Member of the investment quality of the IPO Issuer’s equity securities covered thereby and that such holding does not imply that such Member shall assist in meeting any future financial requirements of the IPO Issuer, or (ii) in the event that such reference to such Member by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Member.

Section 8.15 Indemnification by the IPO Issuer. The IPO Issuer shall indemnify and hold harmless each Member, its officers, directors, employees, managers, members, stockholders, partners, agents and Affiliates, and each Person, if any, who controls any such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “IPO Indemnified Parties”) from and against any and all losses, claims, actions, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), joint or several, (“Damages”) caused by, arising out of or relating to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Equity Securities or any preliminary prospectus or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) (each, as amended or supplemented if the IPO Issuer shall have furnished any amendments or supplements thereto), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or related to any violation or alleged violation of the Securities Act or Exchange Act, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made in reliance upon and in conformity with information furnished in writing to the IPO Issuer by such Member or on such Member’s behalf expressly for use therein. The indemnification provided for under this Section 8.15 shall remain in full force and effect regardless of any investigation made by or on behalf of an IPO Indemnified Party or a subsequent Transfer by an IPO Indemnified Party of its equity securities in the IPO Issuer. No Member shall be liable under this Section 8.15 for any Damages in excess of the net proceeds realized by such Member in the sale of Registrable Equity Securities of such Member to which such Damages relate.

Section 8.16 Indemnification by the Participating Members. Each Member, at the time that such Member is a Registering Member, agrees, severally but not jointly, to indemnify and hold harmless from and against all Damages the IPO Issuer, its officers, managers, directors and agents and each Person, if any, who controls the IPO Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to information furnished in writing to the IPO Issuer by such Member or on such Member’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Equity Securities, or any amendment or supplement thereto, or any preliminary prospectus. As a condition to including Registrable Equity Securities in any Registration Statement filed in accordance with Sections 8.12 to 8.22, the IPO Issuer may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Member shall be liable under this Section 8.16 for any Damages in excess of the net proceeds realized by such Member in the sale of Registrable Equity Securities of such Member to which such Damages relate.

Section 8.17 Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party in respect of which indemnity may be sought pursuant to Sections 8.12 to 8.22, such Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (a) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding, (b) does not contain a statement about or an admission of fault, culpability or failure to act by or on behalf of such Indemnified Party and (c) does not commit such Indemnified Party to take, or hold back from taking, any action.

Section 8.18 Contribution.

(a) If the indemnification provided for in Sections 8.15 to 8.17 is unavailable to the Indemnified Parties or insufficient in respect of any Damages (other than by reason of the exceptions provided herein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages, as between the IPO Issuer on the one hand and each such Member on the other, in such proportion as is appropriate to reflect the relative fault of the IPO Issuer and of each such Member in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the IPO Issuer on the one hand and of each such Member on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The IPO Issuer and the Members agree that it would not be just and equitable if contribution pursuant to this Section 8.18 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8.18, no Member shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Member in the sale of Registrable Equity Securities of such Member to which such

Damages relate exceeds the amount of any Damages that such Member has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Subject to the foregoing and as among the Members, each Member’s obligation to contribute pursuant to this Section 8.18 is several in the proportion that the proceeds of the offering received by such Member bears to the total proceeds of the offering received by all such Registering Members and not joint.

Section 8.19 Cooperation by the IPO Issuer. With a view to making available to the Members the benefits of certain rules and regulations of the Commission that may at any time permit the sale of securities to the public without registration, the Board of Managers agrees to use, and to cause the IPO Issuer to use, its reasonable best efforts to:

(a) make and keep public information available, as those terms are defined in Rule 144, at all times after the effective date that the IPO Issuer becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) file with the Commission in a timely manner all reports and other documents required of the IPO Issuer under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) furnish to any Member, so long as such Member owns any Registrable Equity Securities, (i) upon request by such Member, a written statement by the IPO Issuer that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first Registration Statement filed by the IPO Issuer for a Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) upon request by such Member, a copy of the most recent annual or quarterly report of the IPO Issuer and (iii) such other reports and documents of the IPO Issuer and other information in the possession of, or reasonably obtainable by, the IPO Issuer as such Member may reasonably request in availing itself of any rule or regulation of the Commission allowing a Member to sell any such securities without registration; and

(d) upon the request of any Member, instruct the transfer agent in writing that it shall rely on the written legal opinion of such Member’s counsel, and shall act in accordance with the written instructions of such Member’s counsel, with respect to any transfer of Equity Securities.

Section 8.20 Restriction on Company/IPO Issuer Grants of Subsequent Registration Rights. So long as the Majority Investors hold any Registrable Equity Securities in respect of which registration rights provided for in Section 8.10 of this Agreement remain in effect, the Company and the IPO Issuer will not, directly or indirectly, without the prior written consent of each of the Majority Investors, grant to any Person or agree to otherwise become obligated in respect of (i) the rights of registration in the nature or substantially in the nature of those set forth in Section 8.10 of this Agreement that would have priority over or parity with the Registrable Equity Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Majority Investors can first exercise its rights under Section 8.10.

Section 8.21 Assignment of Registration Rights. Following an Initial Public Offering, the registration rights granted pursuant to Sections 8.10 to 8.20 shall not be assignable.

Section 8.22 Market Standoff. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit the Majority Investors, FS or any of their Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Agreement, the restrictions contained in this Agreement shall not apply to common stock or any securities convertible into or exercisable or exchangeable for common stock acquired by the Majority Investors, FS or any of their Affiliates following the effective date of the first registration statement of the Company covering common stock (or other securities) to be sold on behalf of the Company in an underwritten public offering.

ARTICLE IX

DISSOLUTION; LIQUIDATION

Section 9.01 Dissolution. The Company shall be dissolved and its affairs wound up on the first to occur of any of the following events:

(a) the decision of the Board of Managers to dissolve the Company; or

(b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Notwithstanding anything to the contrary in this Agreement or the Act, the occurrence of any event set forth in Section 18-304 of the Act (Events of Bankruptcy) with respect to a Member (or similar Bankruptcy or insolvency event with respect to a Member under any law or statute governing such Member) shall not cause such Member to cease to be a Member and, upon the occurrence of such an event, the Company shall continue without dissolution.

Section 9.02 Final Accounting. Upon the dissolution of the Company, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

Section 9.03 Liquidation.

(a) Dissolution of the Company shall be effective as of the date on which the event occurs giving rise to the dissolution and all Members shall be given prompt notice thereof in accordance with Article XI, but the Company shall not terminate until the assets of the Company have been distributed as provided for in Section 9.03(c). Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business, assets and affairs of the Company shall continue to be governed by this Agreement.

(b) Upon the dissolution of the Company, the Board of Managers, or, if there is no Board of Managers, a Person selected jointly by the Majority Investors, shall act as the liquidator (the “Liquidator”) of the Company to wind up the Company at the Company’s expense. The Liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(c) The Liquidator shall distribute all proceeds from liquidation in the following order of priority:

(i) first, to creditors of the Company (including creditors who are Members) in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

(ii) second, to the Members pursuant to Section 5.02.

(d) The Liquidator shall determine whether any assets of the Company shall be liquidated through sale or shall be distributed in kind. A distribution in kind of an asset to a Member shall be considered, for the purposes of this Article IX, a distribution in an amount equal to the fair market value of the assets so distributed as determined by the Liquidator in its discretion.

Section 9.04 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in Section 9.03, the Company shall be terminated and the Person acting as Liquidator shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Company.

ARTICLE X

AMENDMENTS

Section 10.01 Amendments.

(a) Except for amendments made by the Board of Managers pursuant to Section 10.02 or Section 13.10, this Agreement and the Certificate may only be modified, amended or waived from time to time with the prior written consent of the Majority Investors; provided, however, that any waiver, amendment or modification that (i) materially and disproportionately affects one or more Members holding a specific class of Units in an adverse manner as compared to another class of Units, or (ii) materially and disproportionately affects one or more Members holding a specific class of Units in an adverse manner as compared to any other Members holding Units of the same class of Units, shall require the prior written consent of a majority-in-interest of such Members so adversely affected; provided, further, that, for the purposes of clarity, any amendments to this Agreement solely granting rights to any Third Party investor in connection with the issuance of additional Equity Securities to such Third Party investor shall not be deemed an amendment or modification hereof which requires the additional consents set forth in the previous proviso of this Section 10.01(a); provided, that any such issuance of additional Equity Securities shall have been made in accordance with Section 3.02 and 4.02(a). Notwithstanding the foregoing, no amendment or modification may be made to the following provisions of this Agreement (and related defined terms) that adversely affect the rights of FS without the prior written consent of FS: Section 3.02, Section 3.11, Section 4.07, Section 4.11(c), Section 7.01, Section 7.04, Section 8.04, Section 8.05, Section 8.06, Section 8.11, Section 8.12 or this Section 10.01.

(b) Notwithstanding anything to the contrary contained herein, the Board of Managers, in its sole and absolute discretion, may (i) amend Section 5.02 to reflect the terms and conditions of any Units or other Equity Securities issued pursuant to and in compliance with Section 3.02 and in compliance with Section 4.02(a) and make any conforming changes to other Sections of this Agreement in connection therewith, and (ii) amend Sections 3.05 and 5.02 to reflect the granting of any Units or other Equity Securities that are intended to be treated as “profits interests” and make any conforming changes to other Sections of this Agreement in connection therewith.

Section 10.02 Amendments by the Board of Managers. Subject to Section 4.02(a), the Board of Managers, without the consent or approval at any time of any Member (each Member, by executing this Agreement, being deemed to consent to any such amendment), may amend any provision of this Agreement or the Certificate, and may execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect (i) a change in the name of the Company or the location of the principal place of business of the Company, (ii) the admission, substitution or withdrawal of any Member in accordance with the provisions of this Agreement, (iii) a change that is necessary to qualify the Company as a limited liability company or a company in which the Members have limited liability or (iv) a change that is of an inconsequential nature and does not adversely affect any Member in any material respect.

ARTICLE XI

NOTICES

Section 11.01 Method for Notices. In the event a notice or other document is required to be sent hereunder to the Company or any Member or legal representative of a Member, such notice or other document shall be made in writing by hand-delivery, registered or certified first-class mail, fax, email or courier guaranteeing overnight delivery to such party at the following addresses (or at such other address as shall be given in writing by any party to the others):

(i) in the case of the Company, to each of the following:

PSAV Holdings LLC

111 West Ocean Blvd #1110

Long Beach, CA 90802

Attn: J. Whitney Markowitz

Facsimile: (562) 366-0265

E mail: wmarkowitz@psav.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Michael J. Aiello, Esq.
Facsimile:	(212) 310-8007
E mail:	michael.aiello@weil.com

with a copy to:

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60622
Attention:	John A. Schoenfeld and Benjamin P. Clinger
Facsimile:	(312) 862-2200
Email:	jschoenfeld@kirkland.com
benjamin.clinger@kirkland.com

(ii) if to any Member, to the address or email address set forth on the books of the Company or any other address or email address as a party may hereafter specify for such purpose to the Company. Any notice sent to one of the Majority Investors shall also be sent to the other Majority Investors. A copy of the notice sent to one of the Management Members shall be sent to its legal counsel at Thompson Coburn LLP 55 E Monroe Street Chicago, Illinois 60603.

The Company or any Member or their respective legal representatives may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any such Person, notify the other parties hereto of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when transmission confirmation is received, if faxed or emailed; and on the next Business Day, if timely delivered to an courier guaranteeing overnight delivery.

ARTICLE XII

MEMBER REPRESENTATIONS AND COVENANTS

Section 12.01 Member Representation. Each Member hereby represents and warrants to the Company, the Board of Managers and each other Member that:

(a) it has been advised and understands that (i) the Units will not be registered under the Securities Act or any applicable state securities laws, (ii) the Units are being issued in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, (iii) the representations and warranties of the Member contained in this Agreement and any Unit subscription agreement are essential to any claim of exemption by the Company under the Securities Act and such state laws, (iv) the Units are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act, (v) the Units cannot be transferred except in limited circumstances in accordance with the provisions of this Agreement and at present no market for the Units exists and it is not anticipated that a market for the Units will develop in the future, (vi) only the Company can register the Units under the Securities Act and applicable state securities laws, but it is not anticipated that the Units will be registered in any event, (vii) the Company may, from time to time, make stop transfer notations in its transfer record to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators, and (viii) other than as set forth in any Unit subscription agreement between the Company and such Member and notwithstanding anything contained in this Agreement to the contrary, none of the Company, the Board of Managers, any Member or any other Person Affiliated with the Company is making (A) any representations or warranties that the Company will register the Units under the Securities Act or any applicable state securities laws, or any representations with respect to compliance with any exemption therefrom, (B) any representations or warranties as to the returns or performance of the Company, or (C) any other representations or warranties whatsoever, express or implied;

(b) such Member (i) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) has acquired its Units for itself for investment purposes only, and not with a view to any resale or distribution of such Units, (iii) has, either alone or with its “purchaser representatives” as that term is defined in Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and (iv) except as disclosed to the Company, is not subject to a “Bad Actor” disqualification event described in Rule 506(d)(1)(i) to (viii) of the Securities Act;

(c) if other than an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized;

(d) unless disclosed to the Company in writing on or prior to the date hereof, it is a United States person (as defined in Code Section 7701(a));

(e) it has full power and authority to enter into and perform under this Agreement and all actions necessary to authorize the signing and delivery of this Agreement, and the performance of obligations under it, have been duly taken;

(f) this Agreement has been duly signed and delivered by such Member or, if such Member is not an individual, by a duly authorized officer or other representative of such Member (if such Member is not an individual), and this Agreement constitutes the legal, valid and binding obligation of such Member enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

(g) no consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement by such Member and the signing, delivery and performance of this Agreement do not violate the organizational documents of such Member (if such Member is not an individual) or any material agreement to which such Member is a party or by which it is bound; and

(h) such Member has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Member and its particular circumstances and has not relied upon any representations or warranties, express or implied, or advice by the Company, the Board of Managers, any Member or Affiliate of any of the foregoing, including with respect to (i) merchantability or fitness for any particular purpose, (ii) the operation of the business of the Company and its Subsidiaries after the Closing in any manner, or (iii) the probable success or profitability of the business of the Company and its Subsidiaries after the Closing. Without limiting the generality of the foregoing, such Member acknowledges, agrees, represents and warrants that (w) it has completed its own independent inquiry as to the investment risks associated with the Units, (x) any projections or assumptions as to potential returns that have previously been submitted to such Member by the Company, the Board of Managers or any other Person Affiliated with the Company are not guarantees of actual returns, (y) the Company has made available to such Member, at a reasonable time prior to its acquisition of the Units, the opportunity to ask questions and receive answers concerning the terms and conditions of the Units and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Company in connection with the Units and (z) it has received and reviewed a copy of any applicable documents relating to the Company; and

(i) such Member it is not relying upon any person, firm or corporation, other than the Company and its officers, managers and directors, in making its investment or decision to invest in the Company. Each Member agrees that neither the Majority Investors nor their controlling persons, officers, managers, directors, partners, agents, or employees of the Majority Investors or their Affiliates shall be liable to any other Member for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Interests.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.01 Governing Law; Venue. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto, and their negotiation, execution, performance or nonperformance, interpretation, termination, construction and all matters based upon, arising out of or related to any of the foregoing, whether arising in law or equity, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction)

that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the United States District Court for the District of Delaware or any other competent court of the State of Delaware, and each Member irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each Member irrevocably waives any objection which it may have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each Member agrees that service of process upon such Member in any action shall be effective if notice is given in accordance with Section 11.01.

Section 13.02 WAIVER OF JURY TRIAL. EACH OF THE MEMBERS IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

Section 13.03 Spousal Consent. Each Member who is an individual shall cause his or her spouse, as applicable, to execute and deliver a separate consent and agreement (“Spousal Consent”) in the form attached as Exhibit A hereto. The signature of a spouse on a Spousal Consent shall not be construed as making such spouse a Member of the Company or a party to this Agreement, except as may otherwise be set forth in such consent. Each Member who is an individual will certify his or her marital status to the Board of Managers at the Board of Managers’ request.

Section 13.04 Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

Section 13.05 Construction; Headings. Whenever the feminine, masculine, neuter, singular or plural shall be used in this Agreement, such construction shall be given to such words or phrases as shall impart to this Agreement a construction consistent with the interest of the Members entering into this Agreement. Where used herein, the term “Federal” shall refer to the U.S. Federal government. As used herein, (a) “or” shall mean “and/or” and (b) “including” or “include” shall mean “including without limitation.” The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. To the extent that any ambiguity or inconsistency arises with respect to any provision(s) of this Agreement, the Board of Managers shall resolve such ambiguity or inconsistency and such resolution shall be binding upon the Members.

Section 13.06 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 13.07 Relations with Members. Unless named in this Agreement as a Member, or unless admitted to the Company as a Substituted Member or an Additional Member as provided in this Agreement, no Person shall be considered a Member. Subject to Article VIII, the Company and the Board of Managers need deal only with Persons so named or admitted as Members.

Section 13.08 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain an action for partition with respect to any property of the Company.

Section 13.09 Successors and Assigns. All of the terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective Permitted Transferees, if any; provided, however, that no Transfer of the Interest of any Member shall be made except in accordance with the provisions of Article VIII.

Section 13.10 Appointment of Board of Managers as Attorney-in-Fact. Each Member (including any Substituted Member or Additional Member) hereby irrevocably constitutes, appoints and empowers the Board of Managers, with full power of substitution and resubstitution, as its true and lawful attorneys-in-fact, in its name, place and stead and for its use and benefit, to execute, certify, acknowledge, file, record and swear to all instruments, agreements and documents necessary or advisable to carrying out the following, in each case subject to Section 4.02(a):

(a) any and all amendments to this Agreement that may be permitted or required by this Agreement or the Act, including amendments required to effect the admission of Additional Members or Substituted Members pursuant to and as permitted by this Agreement, or to revoke any admission of a Member which is prohibited by this Agreement or the issuance of any Units or other Equity Securities;

(b) any certificate of cancellation of the Certificate that may be necessary upon the termination of the Company;

(c) any business certificate, certificate of formation, amendment thereto, or other instrument or document of any kind necessary to accomplish the Company Business;

(d) all conveyances and other instruments or documents that the Board of Managers deems appropriate or necessary to effectuate or reflect the dissolution, liquidation or winding-up of the Company pursuant to the terms of this Agreement;

(e) all conveyances and other instruments or documents that the Board of Managers deems appropriate or necessary to effectuate or reflect the conversion, contribution or other actions contemplated by Section 8.18; and

(f) all other instruments that may be required or permitted by law to be filed on behalf of the Company and that are not inconsistent with this Agreement.

The Board of Managers shall not take action as attorney-in-fact for any such Member which would in any way increase the liability of the Member beyond the liability expressly set forth in this Agreement or which would diminish the substantive rights of such Member. Each such Member authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever necessary or advisable to be done in and about the foregoing as fully as such Member might or could do if personally present, and hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. The appointment by each such Member of the Board of Managers, with full power of substitution and resubstitution, as aforesaid, as attorney-in-fact shall be deemed to be a power coupled with an interest in recognition of the fact that each such Member shall be relying upon the power of the Board of Managers to act as contemplated by this Agreement in such filing and other action by it on behalf of the Company. The foregoing power of attorney shall survive the Transfer by any such Member of the whole or any part of its Interests hereunder. The foregoing power of attorney may be exercised by such attorney-in-fact on behalf of all of such Members executing any agreement, certificate, instrument or document with one signature of such attorney-in-fact acting as attorney-in-fact for all of them.

Section 13.11 Entire Agreement. This Agreement, together with all agreements referenced herein and any schedules, exhibits and other documents referred to herein or therein (including any Award Agreements, phantom unit award agreements, contribution and exchange agreements, subscription agreements or any employment or other service agreements between the Company or any of its Subsidiaries and any Management Member) constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

Section 13.12 No Third Party Beneficiaries. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than (i) an Indemnified Party pursuant to Sections 4.04, 4.05 and 4.06, (ii) an indemnified person pursuant to Sections 8.15 and 8.18, (iii) Affiliates, associated investment funds, portfolio companies and employees of the Majority Investors pursuant to Section 4.07, and (iv) the Persons identified in Section 13.18 shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

Section 13.13 Other Instruments and Acts. The Members agree to execute any other instruments or perform any other acts that are or may be reasonably necessary to effectuate and carry on the Company created by this Agreement.

Section 13.14 Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or provided hereunder shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or provided hereunder shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided hereunder are cumulative and are not exclusive of any rights, powers and remedies provided by law.

Section 13.15 Specific Performance, Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

Section 13.16 Public Announcements. No Member will issue any public announcements or disseminate any advertising or marketing material concerning the existence or terms of this Agreement without the prior written approval of the Board of Managers, except to the extent such announcement is required by law. If a public announcement is required by law, the Members will consult with each other and the Board of Managers before making the public announcement. To the extent any announcement or any advertising or marketing material permitted under this Section 13.16 expressly refers to any Member or its Affiliates, such Member shall, in its sole discretion, have the right to revise such announcement or advertising or marketing material prior to granting such written approval. Notwithstanding anything to the contrary contained in this Agreement, this Section 13.16 shall not prevent the Majority Investors or FS from communicating with limited partners or prospective limited partners or investors of the Majority Investors or FS or their Affiliates in connection with fundraising efforts or reporting requirements.

Section 13.17 Reserved.

Section 13.18 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, but subject to Section 13.09, each Member covenants, agrees and acknowledges that no recourse shall be had against, and no personal liability shall attach to, (a) any Affiliates of FS or the Majority Investors or (b) the current or future directors, officers, employees, members, managers, trustees, advisors or sub-advisors of FS (including, without limitation, GSO and their Affiliates) or the Majority Investors (or, as applicable, any partner, member, manager, trustee, assignee or Affiliate thereof), in their capacities as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, for any obligation of FS or the Majority Investors under this Agreement or any claim based on, in respect of or by reason of any such obligation.

Section 13.19 Governmental / Criminal Proceedings Covenant. The Company shall keep the Majority Investors informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with the Majority Investors and their respective affiliates in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators)

Section 13.20 Logos. The Company grants the Majority Investors, GSO and FS permission to use the Company’s and its Subsidiaries’ names and logos in the Majority Investors’, GSO’s, FS’s or their respective Affiliates’ marketing materials. The Majority Investors, GSO, FS or their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of its trademarks in the marketing materials in which the Company’s or its Subsidiaries’ names and logos appear.

Section 13.21 No Fiduciary Duty; Investment Banking Services. Each Member acknowledges and agrees that nothing in this Agreement, or any other documents required to be entered into by the Members in connection with this Agreement, shall create a fiduciary duty of Goldman Sachs, Olympus, FS or any Affiliate thereof to the Company or its Members by virtue of BSPI’s, Olympus’ or FS’s status as a Member. Notwithstanding anything to the contrary herein or in any other document required to be entered into by the Members or any actions or omissions by representatives of Goldman Sachs, Olympus, FS or any of their Affiliates in whatever capacity, including as a manager or observer to the Board of Managers, it is understood that none of Goldman Sachs, Olympus, FS or any of their Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement which agreement shall itself govern the terms and condition on which such services are provided and all related matters.

Section 13.22 Regulatory Agreements.

(a) International Trade.

(i) The Company shall, and shall cause all of its controlled Affiliates to, comply with all applicable Laws related to international trade, including, but not limited to, Title 19 of the U.S. Code of Federal Regulations; the Export Administration Regulations, 15 C.F.R. Parts 730-774; Section 38 of the Arms Export Control Act, 22 U.S.C. § 2778; the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130; the Trading with the Enemy Act, 50 U.S.C. App. §§ 5, 16; the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; 31 C.F.R. Parts 500-598; the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78m, 78dd-1, 78dd-2, 78dd-3, and 78ff; and any similar or successor provisions to any such Laws (collectively, “International Trade Laws”).

(ii) Affiliates of BSPI are required to disclose under Section 13(r) of the Exchange Act (“Section 13(r)”) whether any of their affiliates have engaged during the calendar year in certain Iran-related activities, including those targeted under the Iran Sanctions of Act of 1996 and other Iran-related Laws. At any time that the GS Investor Group owns more than 15% of the outstanding Interests, to the extent that the Company, or its controlled Affiliates, officers or directors are, or become, engaged in any activities that would be reportable by the Company if the Company was required to make a disclosure under Section 13(r), the Company shall promptly upon becoming aware of such information disclose such information in writing to the GS Investor Group in sufficient detail in order that Affiliates of the GS Investor Group can timely satisfy their own disclosure obligations under Section 13(r).

(iii) As soon as practicable after the date the GS Investor Group owns more than 15% of the outstanding Interests, after the end of each calendar year, but in no event later than fifteen (15) days after the end of each calendar year, the Company shall provide a written certification to the GS Investor Group that it and its controlled Affiliates, officers and managers have disclosed to the GS Investor Group all activities contemplated by this Section 13.22.

(iv) (A) The Company shall use reasonable best efforts to implement suitable written, risk-based compliance procedures and related training regarding International Trade Laws and (B) as soon as practicable after the date the GS Investor Group owns more than 15% of the outstanding Interests, but in no event later than thirty (30) days after such date, the Company shall implement suitable written, risk-based compliance procedures and related training regarding procedures for the collection of data and other information required under Section 13(r) from its controlled Affiliates, officers and managers.

(b) Position Limits.

(i) In the event that the Company or any of its Subsidiaries wishes to transact in any futures, option, swap or similar contract which is subject to an applicable position limit established by any Governmental Authority (an “Applicable Contract”), the Company will provide the Majority Investors at least twenty (20) Business Day’s written notice prior to the date upon which the Company or its Subsidiary, as applicable, intends to commence transacting in any such Applicable Contract and will provide the Majority Investors any information regarding such trading that is reasonably necessary to enable the Majority Investors and their Affiliates to comply with applicable laws on an ongoing basis upon request.

(ii) In addition to the foregoing, in the event that the Company or any of its Subsidiaries wishes to transact in any Applicable Contract, the Company or its Subsidiary, as applicable, shall implement suitable written policies and procedures which will ensure that such Person’s positions in such Applicable Contracts are not aggregated with Goldman’s positions in such Applicable Contracts pursuant to applicable Laws, including but not limited to, complying with the standards for trading independence set forth in Rule 150.3(a)(4)(i), 17 CFR §150.3(a)(4)(i), as the same may be amended, supplemented or superseded, in the future.

(c) Political Action Committees; Financing. The Company shall not, and shall cause its controlled Affiliates and officers, managers and employees acting on behalf of the Company or any of its controlled Affiliates not to, maintain, form, sponsor or in any way contribute money or anything of value to, any political action committee or political candidate, including any state, district, local or national party committee, without the prior written consent of the Majority Investors.

(d) Conflict Mineral Rules and Resource Extraction Rules. At any time that the GS Investor Group owns more than 15% of the outstanding Interests, the Company shall, and shall cause its controlled Affiliates and officers, directors and employees acting on behalf of the Company or any of its controlled Affiliates to, notify the GS Investor Group if such Person engages or proposes to engage in any activities that could require disclosure by BSPI or any of its Affiliates under any rules for reporting companies relating to the use of “conflict minerals” as a “resource extraction issuer”, in each case, pursuant to the Dodd Frank Act.

Section 13.23 Non-Promotion. From and after the date hereof, neither the Company nor any of its Subsidiaries shall, without the prior written consent of FS, GSO or the relevant Majority Investor, (a) use in advertising or publicity, or otherwise publicly use, the name of FS, GSO or such Majority Investor or any of their respective Affiliates, or any partner or employee of FS, GSO or such Majority Investor or any of their Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by FS, GSO or such Majority Investor or any of their Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company or any of its Subsidiaries has been approved or endorsed by FS, GSO or any Majority Investor or any of their Affiliates.

Section 13.24 Legal Counsel Relationships. The Members acknowledge and agree that Weil, Gotshal & Manges LLP has represented the Company and the GS Investor Group in connection with this Agreement and the Transactions. Except for Weil, Gotshal & Manges LLP’s representation of the Company and the GS Investor Group with respect to the Transactions, in no event shall an attorney-client relationship exist between Weil, Gotshal & Manges LLP, on the one hand and any other Member and/or their Affiliates, on the other hand. The Members acknowledge and agree that Proskauer Rose LLP has represented GSO, sub-advisor to FS, in connection with this Agreement and the Transactions. Except for Proskauer Rose LLP’s representation of GSO with respect to the Transactions, in no event shall an attorney-client relationship exist between Proskauer Rose LLP, on the one hand and any Member and/or their Affiliates, on the other hand.

Section 13.25 No Effect Upon Credit Relationships. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of FS or any of its Affiliates in its or their capacity as a lender to the Company or any of its Subsidiaries pursuant to any agreement, instrument or document under which the Company or any of its Subsidiaries has borrowed or may borrow money or has incurred indebtedness (in such capacity, a “Lender”). Without limiting the generality of the foregoing, any Lender, while exercising its right as a Lender will have no duty to consider (a) its status as a direct or indirect Member of the Company, (b) the interests of the Company or (c) any duty it may have to any other direct or indirect Members of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CLASS A MEMBERS:

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Bradley J. Gross
Name:	Bradley J. Gross
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

MBD 2013, L.P.

By:	/s/ Bradley J. Gross
Name:	Bradley J. Gross
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

BRIDGE STREET 2013, L.P.

By:	/s/ Bradley J. Gross
Name:	Bradley J. Gross
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

OLYMPUS GROWTH FUND VI, L.P.

By:	OGP VI, LLC, its general partner

By:	/s/ Manu Bettegowda
Name:	Manu Bettegowda
Title:	Member

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

RACE STREET FUNDING LLC

By:	FS Investment Corporation, as Sole Member

By:	GSO / Blackstone Debt Funds Management LLC as Sub-Adviser

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

FS INVESTMENT CORPORATION II

By:	GSO / Blackstone Debt Funds Management LLC as Sub-Adviser

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ Skylar Cunningham
Name:	Skylar Cunningham

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ Annette Moody
Name:	Annette Moody

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ Brian Lagestee
Name:	Brian Lagestee

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ Steve Lipa
Name:	Steve Lipa

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ John Rissi
Name:	John Rissi

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ Ali Vafa
Name:	Ali Vafa

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ Steve Oliver
Name:	Steve Oliver

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

MICHAEL J. STENGEL AND MICHELE R. STENGEL, AS CO-TRUSTEES OR THEIR SUCCESSORS IN TRUST, OF THE MICHAEL J. STENGEL TRUST DATED OCTOBER 12, 2007, AS MAY BE AMENDED

By:	/s/ Michael J. Stengel
Name:	Michael J. Stengel

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ Gregory Van Dyke
Name:	Gregory Van Dyke

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ Craig Hill
Name:	Craig Hill

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ Patrick Enright
Name:	Patrick Enright

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ J. Whitney Markowitz
Name:	J. Whitney Markowitz

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

By:	/s/ J. Michael McIlwain
Name:	J. Michael McIlwain

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

CLASS B MEMBERS:

By:	/s/ Skylar Cunningham
Name:	Skylar Cunningham

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

CLASS B MEMBERS:

By:	/s/ J. Whitney Markowitz
Name:	J. Whitney Markowitz

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

CLASS B MEMBERS:

By:	/s/ J. Michael McIlwain
Name:	J. Michael McIlwain

[SIGNATURE PAGE TO AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF PSAV HOLDINGS LLC]

SCHEDULE I – MEMBERS & UNITS

(as of January 24, 2014)

CLASS AND NAME OF MEMBER	ADDRESS	UNITS
CLASS A MEMBERS		CLASS A UNITS
Broad Street Principal Investments, L.L.C.	200 West Street New York, NY 10282 Attention: Bradley J. Gross Facsimile: 212-357-5505 Email: Bradley.gross@gs.com With a copy to (which shall not constitute notice): Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Michael J. Aiello Facsimile: 212-310-8007 Email: Michael.aiello@weil.com	114,000

Bridge Street 2013 Holdings, L.P.	200 West Street New York, NY 10282 Attention: Bradley J. Gross Facsimile: 212-357-5505 Email: Bradley.gross@gs.com With a copy to (which shall not constitute notice): Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Michael J. Aiello Facsimile: 212-310-8007 Email: Michael.aiello@weil.com	8,100

MBD 2013 Holdings, L.P.	200 West Street New York, NY 10282 Attention: Bradley J. Gross Facsimile: 212-357-5505 Email: Bradley.gross@gs.com With a copy to (which shall not constitute notice): Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Michael J. Aiello Facsimile: 212-310-8007 Email: Michael.aiello@weil.com	900

Olympus Growth Fund VI, L.P.	Olympus Growth Fund VI, L.P. Metro Center One Station Place Stamford, CT 06902 With a copy to (which shall not constitute notice): Kirkland & Ellis LLP 300 N. LaSalle Chicago, IL 60622 Attention: John A. Schoenfeld and Benjamin P. Clinger Facsimile: (312) 862-2200 Email: jschoenfeld@kirkland.com benjamin.clinger@kirkland.com	123,000

Race Street Funding LLC	GSO / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154 Contact: Angelina Perkovic Phone: 212-503-2146 Fax # for Notices: 1-972-499-4213 Email for Notices: 19724994213@tls.ldsprod.com With a copy to (which shall not constitute notice): Proskauer Rose LLP One International Place Boston, MA 02110-2600 Attention: Steven M. Ellis Facsimile: (617) 526-9660 E mail: sellis@proskauer.com	10,000

FS Investment Corporation II	GSO / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154 Contact: Angelina Perkovic Phone: 212-503-2146 Email for Notices: 14693756959@TLS.LDSPROD.com With a copy to (which shall not constitute notice): Proskauer Rose LLP One International Place Boston, MA 02110-2600 Attention: Steven M. Ellis Facsimile: (617) 526-9660 E mail: sellis@proskauer.com	10,000

J. Michael McIlwain	[address]	1,100

Skylar Cunningham	[address]	525

James Markowitz	[address]	525

Patrick Enright	[address]	200

Gregory Van Dyke	[address]	120

Brian Lagestee	[address]	120

Michael J. Stengel and Michele R. Stengel, as Co-Trustees or their successors in trust, of the Michael J. Stengel Trust dated October 12, 2007, as may be amended	Michael J. Stengel and Michele R. Stengel, as Co-Trustees or their successors in trust, of the Michael J. Stengel Trust dated October 12, 2007, as may be amended [address]	250

Steve Oliver	[address]	45

Steve Lipa	[address]
		120

John Rissi	[address]	120

Ali Vafa	[address]	120

Craig Hill	[address]	118.2257

Annette Moody	[address]	75

CLASS B MEMBERS		CLASS B UNITS
J. Michael McIlwain	[address]	7,185

Skylar Cunningham	[address]	3,593

James Markowitz	[address]	3,593

SCHEDULE II

CAPITAL CONTRIBUTIONS

(as of January 24, 2014)

Name of Member	Capital Contributions
Broad Street Principal Investments, L.L.C.	$114,000,000
Bridge Street 2013 Holdings, L.P.	$8,100,000
MBD 2013 Holdings, L.P.	$900,000
Olympus Growth Fund VI, L.P.	$123,000,000
Race Street Funding LLC	$10,000,000
FS Investment Corporation II	$10,000,000
J. Michael McIlwain	$1,100,000
Skylar Cunningham	$525,000
James Markowitz	$525,000
John Rissi	$120,000
Ali Vafa	$120,000
Steve Lipa	$120,000
Brian Lagestee	$120,000
Anette Moody	$75,000
Gregory Van Dyke	$120,000
Patrick Enright	$200,000
Michael J. Stengel and Michele R. Stengel, as Co-Trustees or their successors in trust, of the Michael J. Stengel Trust dated October 12, 2007, as may be amended	$250,000
Craig Hill	$118,225.66
Steve Oliver	$45,000

TOTAL	$269,438,225.66

SCHEDULE III – MANAGEMENT MEMBERS

(as of January 24, 2014)

Name of Member

J. Michael McIlwain

Skylar Cunningham

James Markowitz

John Rissi

Ali Vafa

Steve Lipa

Brian Lagestee

Anette Moody

Gregory Van Dyke

Patrick Enright

Michael J. Stengel and Michele R. Stengel,

as Co-Trustees or their successors in trust, of

the Michael J. Stengel Trust dated October

12, 2007, as may be amended

Craig Hill

Steve Oliver

Exhibit A

Form of Spousal Consent

See attached.

FORM OF SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:

(name of management member)

and that the undersigned is familiar with the terms of the Amended and Restated Limited Liability Company Agreement (the “Agreement”) of PSAV Holdings LLC, a Delaware limited liability company (the “Company”), entered into as of January     , 2014, by and among the members set forth on Schedule I thereto as members, including the undersigned’s spouse. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of such Agreement shall be irrevocably bound by the terms of such Agreement, and that such Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate such Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of such Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:

Name:
(spouse of management member)

[SIGNATURE PAGE TO SPOUSAL CONSENT]

Exhibit B

Form of Management Incentive Plan

(see attached)